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EXHIBIT 10.1
                                                                         7/14/04
                                CREDIT AGREEMENT

                                  by and among

                         FIRST HUNTINGDON FINANCE CORP.,
                              TOLL BROTHERS, INC.,

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                                  BANK ONE, NA,
                             as Administrative Agent
                                       and
                              BANK OF AMERICA, N.A.
                                       and
                              WACHOVIA BANK, N.A.,
                              as Syndication Agents
                                       and
                         THE ROYAL BANK OF SCOTLAND PLC
                             as Documentation Agent
                                       and
                                  BNP PARIBAS,
                             CALYON NEW YORK BRANCH,
                                       and
                                 COMERICA BANK,
                               as Managing Agents
                                       and
                          CITICORP NORTH AMERICA, INC.,
                          MIZUHO CORPORATE BANK, LTD.,
                                 SUNTRUST BANK,
                                       and
                           WASHINGTON MUTUAL BANK, FA,
                                  as Co-Agents

                            Dated as of July 15, 2004

                          J. P. MORGAN SECURITIES INC.,
                        Lead Arranger and Sole Bookrunner


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                                TABLE OF CONTENTS

                                                                                                    Page


ARTICLE I     DEFINITIONS..............................................................................1

ARTICLE II    THE CREDITS.............................................................................26
      2.1.   The Loan Facility........................................................................26
    2.1.1.   Description of Loan Facility.............................................................26
    2.1.2.   Amount of Loan Facility..................................................................26
    2.1.3.   Availability of Loan Facility............................................................27
    2.1.4.   Required Payments........................................................................27
      2.2.   Ratable Advances.........................................................................27
    2.2.1.   Ratable Advances.........................................................................27
    2.2.2.   Ratable Advance Rate Options.............................................................27
    2.2.3.   Method of Selecting Rate Options and Interest Periods for Ratable Advances...............27
    2.2.4.   Conversion and Continuation of Outstanding Ratable Advances..............................28
    2.2.5.   Limitations..............................................................................29
    2.2.6.   Interest Period..........................................................................29
      2.3.   Competitive Bid Advances.................................................................29
    2.3.1.   Competitive Bid Option...................................................................29
    2.3.2.   Competitive Bid Quote Request............................................................29
    2.3.3.   Invitation for Competitive Bid Quotes....................................................30
    2.3.4.   Submission and Contents of Competitive Bid Quotes........................................30
    2.3.5.   Notice to Borrower.......................................................................31
    2.3.6.   Acceptance and Notice by Borrower........................................................32
    2.3.7.   Allocation by Competitive Bid Agent......................................................32
    2.3.8.   Limitations..............................................................................32
    2.3.9.   Administration Fee.......................................................................33
    2.3.10.  Declining Lender.........................................................................33
      2.4.   Facility Fee; Reductions in Aggregate Commitment; Usage Fee..............................33
      2.5.   Minimum Amount of Each Advance; Maximum Number of Advances...............................34
      2.6.   Optional Principal Payments..............................................................34
      2.7.   Funding..................................................................................34
      2.8.   Changes in Interest Rate, etc............................................................34
      2.9.   Rates Applicable After Default...........................................................35
      2.10.  Method and Allocation of Payments........................................................35
      2.11.  Noteless Agreement; Evidence of Indebtedness.............................................36
      2.12.  Telephonic Notices.......................................................................37
      2.13.  Interest Payment Dates; Interest and Fee Basis...........................................37
      2.14.  Notification of Advances, Interest Rates, Prepayments and Commitment Reductions..........37
      2.15.  Lending Installations....................................................................38
      2.16.  Non-Receipt of Funds by the Administrative Agent.........................................38
      2.17.  Extension of Facility Termination Date...................................................38
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
      2.18.  Increase in Aggregate Commitment.........................................................39
      2.19.  Swing Line...............................................................................40
      2.20.  Replacement of a Lender..................................................................41
      2.21.  Termination of Commitment of Declining Lender............................................42

ARTICLE III   YIELD PROTECTION; TAXES.................................................................42
      3.1.   Yield Protection.........................................................................42
      3.2.   Changes in Capital Adequacy Regulations..................................................43
      3.3.   Availability of Certain Advances.........................................................44
      3.4.   Funding Indemnification..................................................................44
      3.5.   Taxes....................................................................................44
      3.6.   Lender Statements; Survival of Indemnity.................................................46

ARTICLE IV    THE LETTER OF CREDIT FACILITY...........................................................46
      4.1.   Facility Letters of Credit...............................................................46
      4.2.   Limitations..............................................................................46
      4.3.   Conditions...............................................................................47
      4.4.   Procedure for Issuance of Facility Letters of Credit.....................................47
      4.5.   Duties of Issuing Bank...................................................................48
      4.6.   Participation............................................................................49
      4.7.   Compensation for Facility Letters of Credit..............................................50
      4.8.   Issuing Bank Reporting Requirements......................................................51
      4.9.   Indemnification; Nature of Issuing Bank's Duties.........................................52
      4.10.  Cash Collateralization...................................................................53
      4.11.  No Obligation............................................................................53

ARTICLE V     CONDITIONS PRECEDENT....................................................................53
      5.1.   Closing Conditions.......................................................................53
      5.2.   Each Advance.............................................................................55

ARTICLE VI    REPRESENTATIONS AND WARRANTIES..........................................................56
      6.1.   Existence and Standing...................................................................56
      6.2.   Authorization and Validity...............................................................56
      6.3.   No Conflict; Consent.....................................................................56
      6.4.   Financial Statements.....................................................................57
      6.5.   Material Adverse Change..................................................................57
      6.6.   Taxes....................................................................................57
      6.7.   Litigation and Contingent Obligations....................................................57
      6.8.   Subsidiaries.............................................................................58
      6.9.   Accuracy of Information..................................................................58
      6.10.  Regulation U.............................................................................58
      6.11.  Material Agreements......................................................................58
      6.12.  Compliance With Laws.....................................................................58
      6.13.  Ownership of Properties..................................................................58
      6.14.  ERISA....................................................................................58
    6.14.1.  Plan Assets; Prohibited Transactions.....................................................58
    6.14.2.  Liabilities..............................................................................58
    6.14.3.  Plans and Benefit Arrangements...........................................................59

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
      6.15.  Investment Company Act...................................................................60
      6.16.  Public Utility Holding Company Act.......................................................60
      6.17.  Employment Matters.......................................................................60
      6.18.  Environmental Matters....................................................................60
      6.19.  Senior Debt Status.......................................................................62
      6.20.  Designated Guarantors....................................................................62

ARTICLE VII   COVENANTS...............................................................................62
      7.1.   Financial Reporting......................................................................62
      7.2.   Use of Proceeds..........................................................................65
      7.3.   Notice of Default........................................................................65
      7.4.   Conduct of Business......................................................................65
      7.5.   Taxes....................................................................................66
      7.6.   Insurance................................................................................66
      7.7.   Compliance with Laws.....................................................................66
      7.8.   Maintenance of Properties................................................................66
      7.9.   Inspection...............................................................................66
      7.10.  Mergers; Consolidations; Dissolutions....................................................66
      7.11.  Distributions of Securities..............................................................67
      7.12.  Disposition of Assets....................................................................67
      7.13.  Borrower a Wholly-Owned Subsidiary.......................................................67
      7.14.  Investments and Acquisitions.............................................................67
      7.15.  Liens....................................................................................67
      7.16.  Additional Designated Guarantors.........................................................67
      7.17.  Subordinated Indebtedness................................................................68
      7.18.  Intercompany Loans, Loans from Non-Loan Parties..........................................68
      7.19.  Appraisals...............................................................................69
    7.19.1.  Procedures...............................................................................69
    7.19.2.  Costs....................................................................................69
    7.19.3.  Appraisers...............................................................................69
      7.20.  Mortgage Subsidiaries....................................................................69
      7.21.  Qualified Ratings........................................................................69
      7.22.  Updates to Schedules.....................................................................70
      7.23.  Plans and Benefit Arrangements...........................................................70
      7.24.  Employment Matters.......................................................................71
      7.25.  Environmental Matters....................................................................71
      7.26.  Environmental Certificates...............................................................73
      7.27.  Senior Debt Status.......................................................................73
      7.28.  Financial Covenants......................................................................73
    7.28.1.  Leverage Ratio...........................................................................73
    7.28.2.  Borrowing Base...........................................................................73
    7.28.3.  Tangible Net Worth.......................................................................74
    7.28.4.  Mortgage Subsidiaries....................................................................74
      7.29.  Financial Contracts......................................................................74

ARTICLE VIII  DEFAULTS................................................................................74
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                                      iii

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
ARTICLE IX    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..........................................77
      9.1.   Acceleration.............................................................................77
      9.2.   Amendments...............................................................................77
      9.3.   Preservation of Rights...................................................................78

ARTICLE X     GENERAL PROVISIONS......................................................................78
      10.1.  Survival of Representations..............................................................78
      10.2.  Governmental Regulation..................................................................78
      10.3.  Headings.................................................................................78
      10.4.  Entire Agreement.........................................................................78
      10.5.  Several Obligations; Benefits of this Agreement..........................................78
      10.6.  Expenses; Indemnification................................................................79
      10.7.  Numbers of Documents.....................................................................79
      10.8.  Accounting...............................................................................79
      10.9.  Severability of Provisions...............................................................80
      10.10. Nonliability of Lenders..................................................................80
      10.11. Confidentiality..........................................................................80
      10.12. Nonreliance..............................................................................80
      10.13. Conversion and Non-Designation of Designated Guarantors..................................80
      10.14. Non-Funding Lender.......................................................................83
      10.15. USA PATRIOT ACT NOTIFICATION.............................................................83

ARTICLE XI    THE ADMINISTRATIVE AGENT................................................................83
      11.1.  Appointment; Nature of Relationship......................................................83
      11.2.  Powers...................................................................................84
      11.3.  General Immunity.........................................................................84
      11.4.  No Responsibility for Loans, Recitals, etc...............................................84
      11.5.  Action on Instructions of Lenders........................................................85
      11.6.  Employment of Agents and Counsel.........................................................85
      11.7.  Reliance on Documents; Counsel...........................................................85
      11.8.  Administrative Agent's Reimbursement and Indemnification.................................85
      11.9.  Notice of Default........................................................................86
      11.10. Rights as a Lender.......................................................................86
      11.11. Lender Credit Decision...................................................................86
      11.12. Successor Administrative Agent...........................................................86
      11.13. Administrative Agent's Fee...............................................................87
      11.14. Delegation to Affiliates.................................................................87
      11.15. Agents' Responsibilities and Duties......................................................88

ARTICLE XII   SETOFF; RATABLE PAYMENTS................................................................88
      12.1.  Setoff...................................................................................88
      12.2.  Ratable Payments.........................................................................88

ARTICLE XIII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......................................88
      13.1.  Successors and Assigns...................................................................88
      13.2.  Participations...........................................................................89

                                       iv

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
    13.2.1.  Permitted Participants; Effect...........................................................89
    13.2.2.  Voting Rights............................................................................89
    13.2.3.  Benefit of Setoff........................................................................89
      13.3.  Assignments..............................................................................90
    13.3.1.  Permitted Assignments....................................................................90
    13.3.2.  Effect; Effective Date...................................................................90
    13.3.3.  Swing Line Commitment....................................................................91
      13.4.  Dissemination of Information.............................................................91
      13.5.  Tax Treatment............................................................................91

ARTICLE XIV   NOTICES.................................................................................91
      14.1.  Notices..................................................................................91
      14.2.  Change of Address........................................................................92

ARTICLE XV    COUNTERPARTS............................................................................92

ARTICLE XVI   CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL............................92
      16.1.  CHOICE OF LAW............................................................................92
      16.2.  CONSENT TO JURISDICTION..................................................................92
      16.3.  WAIVER OF JURY TRIAL.....................................................................92

EXHIBITS AND SCHEDULES

PRICING SCHEDULE

Exhibit A    Form of Competitive Bid Note

Exhibit B    Form of Competitive Bid Quote

Exhibit C    Form of Competitive Bid Quote Request

Exhibit D    Form of Invitation for Competitive Bid Quote

Exhibit E    Form of Ratable Note

Exhibit F    Form of Swing Line Note

Exhibit G    Form of Commitment and Acceptance

Exhibit H    Opinion of Company's General Counsel

Exhibit I    Opinion of Ballard Spahr Andrews & Ingersoll

Exhibit J    Form of Guaranty

Exhibit K    Form of Compliance Certificate

Exhibit L    Form of Environmental Certificate

                                       v

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Exhibit M    Form of Assignment Agreement

Schedule 1   Lenders and Commitments

Schedule 2   Existing Letters of Credit

Schedule 3   Permitted Liens

Schedule 4   Existing Subordinated Indebtedness

Schedule 5   Intentionally Omitted

Schedule 6   Litigation and Contingent Obligations

Schedule 7   Subsidiaries

Schedule 8   Other Liens

Schedule 9   ERISA Matters

Schedule 10  Environmental Matters

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of July 15, 2004, is among First Huntingdon Finance Corp. (the "Borrower"), Toll Brothers, Inc. (the "Company"), the Lenders party hereto and Bank One, NA, as Administrative Agent (the "Administrative Agent").

         In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         As used in this Agreement:

         "ABR Advance" means an Advance that bears interest at the Alternate Base Rate.

         "ABR Loan" means a Loan that bears interest at the Alternate Base Rate.

         "Absolute Rate" means, with respect to an Absolute Rate Loan made by a Lender for the relevant Competitive Bid Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower.

         "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Competitive Bid Interest Period.

         "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.

         "Absolute Rate Loan" means a Loan that bears interest at the Absolute Rate.

         "Additional Lender" means a Qualified Bank (approved by the Administrative Agent, which approval shall not be unreasonably withheld) or an existing Lender that elects, upon request by the Borrower, to purchase the Commitment of another Lender pursuant to Section 2.20 or to issue a Commitment, or to increase its existing Commitment, pursuant to Section 2.18.

         "Administrative Agent" means Bank One, NA, in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.

         "Administrative Agent's Fee Letter" means that certain fee letter agreement dated June 4, 2004, among the Borrower, the Administrative Agent and the Arranger, as the same may be modified or amended from time to time.

         "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by some or all of

                                       1

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the Lenders to the Borrower of the same Type (or on the same interest basis in the case of Competitive Bid Advances) and, in the case of Fixed Rate Advances, for the same Interest Period. For the avoidance of doubt, the term "Advance" includes each Competitive Bid Advance and Swing Line Advance.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means any Lender to this Agreement designated, and in its capacity, as a co-agent, documentation agent, managing agent or syndication agent (but not the Administrative Agent).

         "Aggregate Available Credit" means at any time the amount by which (a) the Aggregate Commitment exceeds (b) the sum of (i) the principal amount of all outstanding Advances, plus (ii) the Facility Letter of Credit Obligations.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the date hereof, the Aggregate Commitment is $1,050,000,000.00.

         "Aggregate Commitment Limit" means $1,200,000,000.00.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements filed by the Company with the SEC from time to time.

         "Agreement of Sale" means a fully-executed written agreement (substantially in a form approved by the Administrative Agent, which approval shall not be unreasonably withheld) between a Loan Party and a purchaser that is not an Affiliate of the Company or any other member of Toll Group, providing for the sale of a residential unit to such purchaser, which agreement (i) shall include no contingency for the purchaser selling another residence, (ii) be accompanied by a non-refundable (except on terms set forth in such agreement or as may be prevented by applicable Law) deposit equal to the lesser of (x) ten percent (10%) of the purchase price of the unit sold (at least one-half of which deposit shall have been paid in cash), (y) the difference between the purchase price set forth in such agreement and the amount of the mortgage contingency set forth in such agreement (at least one-half of which deposit shall have been paid in cash) and (z) the maximum amount of deposit which applicable Law permits the seller of such unit to retain as liquidated damages if the closing of the sale of such unit does not occur, and (iii) shall provide that the purchase price shall be paid in cash or by title company check or by attorney check or by certified or bank check at or before the closing of the sale (such cash or check may be obtained by the purchaser from a loan provided by the seller or an

                                       2

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Affiliate of the seller). For the purpose of clause (z) above, applicable Law shall be deemed to prohibit the seller from retaining a deposit if it creates a presumption that the amount of such deposit is unreasonable and as such may not be retained by the seller.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable CD Rate Margin" means, with respect to a Fixed CD Rate Advance, the percentage rate per annum applicable to such Advance, as determined pursuant to the Pricing Schedule.

         "Applicable Eurodollar Rate Margin" means, with respect to a Eurodollar Ratable Advance at any time, the percentage rate per annum applicable to such Advance, as determined pursuant to the Pricing Schedule.

         "Applicable Fee Rate" means at any time the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as determined pursuant to the Pricing Schedule.

         "Applicable Letter of Credit Rate" means, at any time, the percentage rate per annum at which Facility Letter of Credit Fees are accruing on outstanding Facility Letters of Credit, which percentage rate shall be a rate per annum equal to (i) the Applicable Eurodollar Rate Margin at such time as determined pursuant to the Pricing Schedule, minus (ii) 0.125% per annum.

         "Application" means, with respect to a Facility Letter of Credit, such form of application therefor and other documents related thereto (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and the Borrower and as are not materially adverse (in the reasonable judgment of such Issuing Bank and the Administrative Agent) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Application and this Agreement, the terms of this Agreement shall control.

         "Arranger" means J. P. Morgan Securities Inc., a Delaware corporation, and its successors.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assessment Rate" means, for any CD Interest Period, the assessment rate per annum (rounded upwards to the next higher multiple of 1/100 of 1% if the rate is not such a multiple) payable to the Federal Deposit Insurance Corporation (or any successor) by a member of the Bank Insurance Fund which is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss.327.3(e) (or any successor provision) for the insurance of time deposits at the offices of such institution in the United States, as estimated by the Administrative Agent in good faith on the first day of such Interest Period.

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

         "Assumed Purchase Money Loans" means at any time the outstanding amount of all loans secured by assets purchased by the Designated Guarantors and assumed or entered into by the applicable Designated Guarantor on the date of purchase, provided that (i) the amount of any such loan does not exceed the purchase price of the applicable asset and (ii) recourse for each such loan is limited to the applicable Designated Guarantor; and any amendment, modification, extension or refinancing of such loans, provided that with respect to the loans, as amended, modified, extended, or refinanced (A) the aggregate amount thereof shall not exceed the amount of the loans which existed at the time the applicable Designated Guarantor purchased such asset, (B) such loans and refinancings shall not be secured by any assets of any Loan Party other than those initially purchased by the applicable Designated Guarantor and improvements constructed thereon in the normal course of the Loan Parties' homebuilding business, and (C) at least 80% of the amount thereof shall be provided by the same lenders which provided the loans which existed at the time the applicable Designated Guarantor purchased such assets.

         "Authorized Officers" means those Persons designated by written notice to the Administrative Agent from the applicable Loan Party, authorized to execute notices, reports and other documents required hereunder. The Loan Parties may amend such list of Persons from time to time by giving written notice of such amendment to the Administrative Agent.

         "Bank One" means Bank One, NA, having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Benefit Arrangement" means at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the Controlled Group.

         "Borrower" means First Huntingdon Finance Corp., a Delaware corporation, and its successors and assigns.

         "Borrowing Base" means at any time the sum (without duplication) of (i) 100% of Category 1 Borrowing Base Assets (except as otherwise hereinafter provided); (ii) 75% of Category 2 Borrowing Base Assets (except as otherwise hereinafter provided); (iii) 60% of Category 3 Borrowing Base Assets; and (iv) 50% of Category 4 Borrowing Base Assets. Notwithstanding the foregoing, the Borrower may elect to combine the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets into one category, in which event, in place of items (i) and (ii) above, 85% of the sum (without duplication) of the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets shall be included in the Borrowing Base, provided that the Borrower shall represent and warrant in the applicable Borrowing Base Certificate that (A) 85% of the sum (without duplication) of the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets is less than (B) the sum (without duplication) of items (i) and (ii) above. All Borrowing Base Assets must be assets owned by the Loan Parties subject only to Permitted Liens and (except as otherwise provided in Section 7.19) shall be valued at book value, reduced (without duplication) by the Remediation Adjustment (if any) applicable to such Borrowing Base Assets.

         "Borrowing Base Assets" means the Category 1 Borrowing Base Assets, Category 2 Borrowing Base Assets, Category 3 Borrowing Base Assets and Category 4 Borrowing Base Assets.

         "Borrowing Base Certificate" means a certificate, in a form satisfactory to the Administrative Agent, calculating the Borrowing Base as of the last day of a fiscal quarter, and delivered pursuant to Section 7.1(viii).

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Category 1 Borrowing Base Assets" means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) residential units and buildings under construction subject to an Agreement of Sale; (2) completed residential units and buildings subject to an Agreement of Sale; (3) land (and related site improvements and development costs) related to the assets described in items (1) and (2); and (4) interest, overhead, taxes and other costs (to the extent capitalized under Agreement Accounting Principles) related to the assets described in items (1), (2) and
(3).
         "Category 2 Borrowing Base Assets" means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) residential units and buildings under construction not under Agreement of Sale; (2) completed residential units and buildings not under Agreement of Sale; (3) land (and related site improvements and development costs) related to the assets described in items (1) and (2); and (4) interest, overhead, taxes and other costs (to the extent capitalized under Agreement Accounting Principles) related to the assets described in items (1), (2) and
(3).

         "Category 3 Borrowing Base Assets" means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) site improvements on land owned by a Loan Party that is not subject to an Agreement of Sale; and (2) interest, overhead, taxes and other costs (to the extent capitalized under Agreement Accounting Principles) related to the assets described in item (1).

         "Category 4 Borrowing Base Assets" means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) acquisition and development costs (excluding site improvement costs) of land owned by a Loan Party that is not subject to an Agreement of Sale; and (2) interest, overhead, taxes and other costs (to the extent capitalized under Agreement Accounting Principles) related to the assets described in item (1).

         "CD Interest Period" means, with respect to a Fixed CD Rate Advance, a period of 30, 60, 90 or 180 days (or, subject to approval by all Lenders, 270 or 360 days) commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such CD Interest Period would end on a day which is not a Business Day, such CD Interest Period shall end on the next succeeding Business Day.

         "Change" is defined in Section 3.2.

         "Change of Control" means the occurrence of any one or more of the following events:

               (A) The acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of a Loan Party; or

               (B) There shall be consummated any consolidation or merger to which the Company is a party except a merger or consolidation where the holders of voting stock of the Company prior to such merger or consolidation own more than 50% of the voting stock of the continuing or surviving corporation outstanding after such merger or consolidation (whether or not the Company is such continuing or surviving corporation).

         "Closing Date" means the Business Day on which the conditions set forth in Section 5.1 are satisfied.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Ratable Loans, to participate in Swing Line Loans (to the extent provided for in Section 2.19(e)) and to participate in Facility Letters of Credit not exceeding the amount set forth in Schedule 1 or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to
Section 13.3.2 or in any Commitment and Acceptance that has become effective pursuant to Section 2.18, as such amount may be modified from time to time pursuant to the terms hereof.

         "Commitment and Acceptance" is defined in Section 2.18.

         "Company" means Toll Brothers, Inc., a Delaware corporation.

         "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by one or more of the Lenders to the Borrower at the same time and for the same Interest Period.

         "Competitive Bid Agent" means, with respect to a Competitive Bid Quote Request, either the Administrative Agent or the Borrower, as specified in such Competitive Bid Quote Request as provided in Section 2.3.2.

         "Competitive Bid Borrowing Notice" is defined in Section 2.3.6.

         "Competitive Bid Interest Period" means, in the case of a Eurodollar Bid Rate Advance, a Eurodollar Interest Period and, in the case of an Absolute Bid Advance, a period of not less than 14 nor more than 360 days, in each case as selected by the Borrower pursuant to this Agreement. If such Competitive Bid Interest Period would end on a day which is not a Business Day, such Competitive Bid Interest Period shall end on the next succeeding Business Day (except as otherwise provided in the definition of "Eurodollar Interest Period").

         "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

         "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

         "Competitive Bid Note" means a promissory note in substantially the form of Exhibit A hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the Borrower for the account of a Lender and payable to the order of such Lender, including any amendment, modification, renewal or replacement of such promissory note.

         "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit B hereto completed and delivered by a Lender to the Competitive Bid Agent in accordance with Section 2.3.4.

         "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit C hereto completed and delivered by the Borrower to the Administrative Agent in accordance with Section 2.3.2.

         "Competitive Bid Sublimit" means, at any time, an amount equal to fifty percent (50%) of the Aggregate Commitment, as such Aggregate Commitment may increase or decrease from time to time hereunder.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

         "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person guarantees or in effect guarantees any Indebtedness of any other Person in any manner, whether directly or indirectly.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion" is defined in Section 10.13.

         "Declining Lender" is defined in Section 2.17.

         "Declining Lender's Termination Date" is defined in Section 2.17.

         "Default" means an event described in Article VIII.

         "Designated Guarantors" means any Subsidiary of the Company that at any time has executed and delivered a Guaranty Agreement (or a Supplemental Guaranty) and that has not been released therefrom in accordance with the provisions of Section 10.13.

         "Environmental Certificate" is defined in Section 7.26.

         "Environmental Complaint" means any written complaint setting forth a cause of action for personal or property damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.

         "Environmental Conditions" means any conditions of the environment, including, without limitation, the work place, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.

         "Environmental Laws" means any Laws relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Environmentally Approved Land" shall mean land owned by a Loan Party as to which there has been delivered to such Loan Party and, to the extent required under Section 7.26, the Administrative Agent an Environmental Certificate that either (a) contains no exceptions on Exhibit A thereto except for Permitted Environmental Exceptions, or (b) if it contains any exceptions other than Permitted Environmental Exceptions, such exceptions shall have been
(i) approved by the Administrative Agent, which approval has not been reversed by the Majority Lenders under Section 7.26 or (ii) approved by the Majority Lenders if the Administrative Agent initially does not approve such exceptions.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Escrow Agreement" means an agreement or other similar arrangement with a municipality or any other Official Body, including without limitation any utility, water or sewer authority, or other similar entity, for the purpose of assuring such municipality or other Official Body that the Company or an Affiliate of the Company will properly and timely complete work it has agreed to perform for the benefit of such municipality or other Official Body, under the terms of which a bank (including a Lender hereunder) or other Person agrees to set aside or otherwise make available a specified amount of funds which will be paid to such municipality or other Official Body upon request by such municipality or other Official Body in accordance with the terms of such agreement in the event the Company or such Affiliate fails to perform such work.

         "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.3.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance for the relevant Eurodollar Interest Period, the applicable British Bankers' Association London Interbank offered rate for deposits in U.S. dollars reported by any generally recognized financial information service selected by Administrative Agent at 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, having a maturity approximately equal to such Eurodollar Interest Period.

         "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Lender for the relevant Eurodollar Interest Period, the sum of
(a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, plus or minus (b) the Competitive Bid Margin offered by such Lender and accepted by the Borrower. The Eurodollar Bid Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

         "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Bid Rate Loan" means a Competitive Bid Loan which bears interest at the Eurodollar Bid Rate.

         "Eurodollar Interest Period" means, with respect to a Eurodollar Ratable Advance, a period of one, two, three or six months (or, subject to approval by all Lenders, nine or twelve months) or, with respect to a Eurodollar Bid Rate Advance, a period of one, two, three, six, nine or twelve months, in each case commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three, six, nine or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If a

Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

         "Eurodollar Loan" means a Eurodollar Bid Rate Loan or a Eurodollar Ratable Loan.

         "Eurodollar Ratable Advance" means an Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

         "Eurodollar Ratable Loan" means a Loan which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

         "Eurodollar Rate" means, with respect to a Eurodollar Ratable Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Eurodollar Margin in effect two Business Days prior to such Advance. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

         "Excess Investments" means at any time the amount (if any) by which Special Investments exceeds 20% of Consolidated Net Worth.

         "Excluded Assets" means at any time any of the following assets of the Loan Parties: (1) assets subject to any Lien securing Indebtedness (except for Permitted Purchase Money Loans in which the applicable Loan Party and its successors shall have full rights to prepay without premium or penalty, or if a premium or penalty may be imposed, the total potential premium or penalty is added to the principal amount of such Indebtedness for computation purposes, provided, that the Borrower may elect in its sole discretion to designate any asset subject to a Permitted Purchase Money Loan as an Excluded Asset (thereby excluding such asset from the calculation of the Borrowing Base), in which event any potential prepayment penalties and premiums on such Permitted Purchase Money Loan shall not be included in computing Indebtedness); (2) land, site improvements, development costs and units or buildings constructed or under construction on such land if the applicable Loan Party has not received Preliminary Approval with respect to such land or if such Land is not Environmentally Approved Land; and (3) payments for options.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it (including in either case withholding taxes related thereto) by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or
(ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Letters of Credit" means those Letters of Credit identified in Schedule 2 hereto heretofore issued, pursuant to the Prior Credit Agreement, by the Lenders identified in Schedule 2 and outstanding as of the date hereof.

         "Extension Date" is defined in Section 2.17.

         "Extension Request" is defined in Section 2.17.

         "Facility Fee" is defined in Section 2.4.

         "Facility Letter of Credit" means (i) any Existing Letter of Credit and
(ii) any Letter of Credit (which, in the case of a Performance Letter of Credit, may be an Escrow Agreement) hereafter issued by an Issuing Bank for the account of the Borrower or another Loan Party in accordance with Article IV.

         "Facility Letter of Credit Fee" means, for any period, a fee, payable with respect to each Facility Letter of Credit issued by an Issuing Bank outstanding in such period, in an amount per annum equal to the product of (i) the daily average Applicable Letter of Credit Rate during such period and (ii) the daily average undrawn face amount of such Facility Letter of Credit, computed on the basis of the actual number of days such Facility Letter of Credit is outstanding in such period.

         "Facility Letter of Credit Notice" is defined in Section 4.4(c).

         "Facility Letter of Credit Obligations" means at any time the sum of
(i) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, and (ii) the aggregate amount paid by an Issuing Bank on any Facility Letters of Credit to the extent (if any) not reimbursed by the Borrower or the Lenders under Section 4.6.

         "Facility Termination Date" means July 14, 2009 or any later date as may be specified as the Facility Termination Date in accordance with Section
2.17 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Federal Funds/Euro-Rate" means, for any day, an interest rate per annum equal to the greater of (a) the sum of (i) the Federal Funds Effective Rate for the Business Day immediately preceding such day, plus (ii) the Applicable Eurodollar Margin, plus (iii) 0.25% per annum, and (b) a rate equal to the Eurodollar Rate for a Eurodollar Interest Period of 30 days commencing on the second Business Day after such day. The Federal Funds/Euro-Rate shall be recomputed each day.

         "Federal Funds/Euro-Rate Advance" means an Advance that bears interest at the Federal Funds/Euro-Rate.

         "Federal Funds/Euro-Rate Loan" means a Loan that bears interest at the Federal Funds/Euro-Rate.

         "Fee Letter" means that certain letter agreement dated June 4, 2004 among the Borrower, the Administrative Agent and the Arranger with respect to fees payable to the Lenders hereunder.

         "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, and (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "Financial Letter of Credit" means any Letter of Credit issued on behalf of a Loan Party that is not a Performance Letter of Credit and that is issued to a Person to ensure payment by a Loan Party or other Affiliate of the Company of a financial obligation or satisfaction by a Loan Party or other Affiliate of any other obligation of a Loan Party or other Affiliate.

         "Fixed CD Base Rate" means, with respect to a Fixed CD Rate Advance for the relevant CD Interest Period, the rate determined by the Administrative Agent to be the arithmetic average of the prevailing bid rates quoted to the Administrative Agent at or before 10 a.m. (Chicago time) on the first day of such CD Interest Period by three New York or Chicago certificate of deposit dealers of recognized standing selected by the Administrative Agent in its sole discretion for the purchase at face value of certificates of deposit of Bank One in the approximate amount of Bank One's relevant Fixed CD Rate Loan and having a maturity approximately equal to such CD Interest Period.

         "Fixed CD Rate" means, with respect to a Fixed CD Rate Advance for the relevant CD Interest Period, a rate per annum equal to the sum of (i) the quotient of (a) the Fixed CD Base Rate applicable to such CD Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such CD Interest Period, plus (ii) the Assessment Rate applicable to such CD Interest Period, plus (iii) the Applicable CD Rate Margin as of the date of such Advance. The Fixed CD Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

         "Fixed CD Rate Advance" means an Advance that bears interest at a Fixed CD Rate.

         "Fixed CD Rate Loan" means a Loan that bears interest at a Fixed CD
Rate.

         "Fixed Ratable Advance" means a Eurodollar Ratable Advance or a Fixed CD Rate Advance.

         "Fixed Ratable Loan" means a Ratable Loan that bears interest at a Fixed Rate.

         "Fixed Rate" means the Fixed CD Rate, the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.

         "Fixed Rate Advance" means an Advance that bears interest at a Fixed Rate.

         "Fixed Rate Loan" means a Loan that bears interest at a Fixed Rate.

         "Floating Rate" means the Alternative Base Rate or the Federal Funds/Euro-Rate.

         "Floating Rate Advance" means an Advance that bears interest at a Floating Rate.

         "Floating Rate Borrowing" means a Loan that bears interest at a Floating Rate.

         "Guarantors" means the Company and the Designated Guarantors.

         "Guaranty Agreement" means the guaranty agreement of even date herewith executed and delivered by the Company and the Designated Guarantors to the Administrative Agent for the benefit of the Lenders, as such guaranty agreement may be amended or modified (including, without limitation, by delivery of a Supplemental Guaranty) and in effect from time to time.

         "Increase Date" is defined in Section 2.18(c).

         "Indebtedness" of a Person means, without duplication, such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) reimbursement obligations under Financial Letters of Credit, and (ix) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person. The amount of Indebtedness shall include potential prepayment penalties and premiums on such Indebtedness to the extent provided in the definition of "Excluded Assets." In no event shall Indebtedness include (a) Indebtedness owed by one Loan Party to another Loan Party or (b) any obligation of a Loan Party to reimburse the issuer of a performance bond issued in the ordinary course of business.

         "Intercompany Agreement" is defined in Section 7.18.

         "Intercompany Loans" means the loans from the Borrower to the applicable Loan Party using the proceeds of Loans hereunder.

         "Intercompany Notes" is defined in Section 7.18.

         "Interest Period" means a CD Interest Period or a Eurodollar Interest Period or a Competitive Bid Interest Period (as applicable).

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Investment Grade Rating" means a Qualified Rating of (i) BBB- or higher by S&P, or (ii) Baa3 or higher by Moody's.

         "Investments in Mortgage Subsidiaries" means, without duplication, at any time the sum of the following: (i) all Investments by any Loan Party directly or indirectly in the capital stock of or other payments (except in connection with the transactions for fair value in the ordinary course of business) to any of the Mortgage Subsidiaries, (ii) all loans by any Loan Party directly or indirectly to any of the Mortgage Subsidiaries, (iii) all Contingent Obligations of any Loan Party directly or indirectly in respect of the obligations of any of the Mortgage Subsidiaries, and (iv) all other obligations, contingent or otherwise, of the Loan Parties to or for the benefit of any of the Mortgage Subsidiaries; provided that, Investments in Mortgage Subsidiaries shall not include any amounts that a Mortgage Subsidiary owes to a Loan Party to reimburse such Loan Party for any taxes paid or payable by such Loan Party on account of such Mortgage Subsidiary.

         "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D hereto, completed and delivered by the Competitive Bid Agent to the Lenders in accordance with
Section 2.3.3.

         "Issuance Date" means the date on which a Facility Letter of Credit is issued, amended or extended (as applicable).

         "Issuing Bank" means any Lender that has issued an Existing Letter of Credit or may from time to time issue a Facility Letter of Credit in accordance with the provisions of Article IV.

         "Issuing Bank's L/C Limit" means, with respect to a Lender, an amount equal to fifty percent (50%) of its Commitment, as such amount may be increased or decreased from time to time by such Lender with the approval of the Borrower.

         "Labor Contracts" means all employee benefit plans, employment agreements, collective bargaining agreements and labor contracts to which any Loan Party is a party.

         "Land and Land Development Costs" means at any time the book value of all land owned by the Loan Parties and all land development and carrying costs related thereto, excluding all land which has been substantially improved and the land development and carrying costs related thereto.

         "Law" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses and other governmental restrictions.

         "L/C Sublimit" means $500,000,000.

         "Lenders" means the lending institutions listed on Schedule 1 hereto and, from and after the effective date of their respective Commitments and Acceptances, any New Lenders, and the respective successors and assigns of any of the foregoing.

         "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.15.

         "Letter of Credit" of a Person means a letter of credit or similar instrument (such as an Escrow Agreement) which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Ratio" means at any time the ratio of (a) the amount by which
(i) Total Indebtedness, less Permitted Nonrecourse Indebtedness, exceeds (ii) the cash in excess of $10,000,000 held by the Toll Group, to (b) the sum of (i) Tangible Net Worth and (ii) fifty percent (50%) of Qualified Subordinated Indebtedness (provided that the amount in this clause (ii) shall not exceed 66-2/3% of Consolidated Net Worth).

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof). For avoidance of doubt, the term "Loan" includes each Competitive Bid Loan and Swing Line Advance.

         "Loan Documents" means this Agreement, the Guaranty Agreements and any Notes issued pursuant to Section 2.11.

         "Loan Facility" is defined in Section 2.1.1, as the same may be modified or amended and in effect from time to time.

         "Loan Parties" means the Company, the Borrower and (subject to the provisions of Section 10.13) the Designated Guarantors.

         "Majority Lenders" means (i) subject to the provisions of Section 2.18(e), if there exists no Default or if a Default exists but there are no Loans or Facility Letters of Credit outstanding, Lenders (excluding Non-Funding Lenders) whose Commitments aggregate 51% or more of the Commitments of all of the Lenders (excluding Non-Funding Lenders), or (ii) if a Default exists and is continuing and there are Loans or Facility Letters of Credit outstanding, Lenders (excluding Non-Funding Lenders) whose Total Exposure aggregates 51% or more of the Total Exposure of all of the Lenders (excluding Non-Funding Lenders).

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Loan Parties taken as a whole, (ii) the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

         "Material Indebtedness" is defined in Section 8.4.

         "Maximum Deductible Amount" is defined in Section 7.28.3.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         "Mortgage Banking Business" means the business of issuing mortgage loans on residential properties (whether for purchase of homes or refinancing of existing mortgages), purchasing and selling mortgage loans, issuing securities backed by mortgage loans, acting as a broker of mortgage loans and other activities customarily associated with mortgage banking and related businesses.

         "Mortgage Subsidiaries' Adjusted Shareholders' Equity" means at any time the stockholders' equity (less goodwill) of the Mortgage Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles, plus the outstanding amount of any loans made by the Loan Parties to the Mortgage Subsidiaries (except for intercompany payables to one or more of the Loan Parties in respect of the Mortgage Subsidiaries' share of accrued consolidated income tax liabilities which have not yet been paid by the Loan Parties) or other Investments in Mortgage Subsidiaries that are not included in the stockholders' equity of the Mortgage Subsidiaries.

         "Mortgage Subsidiaries' Liabilities" means at any time all Indebtedness of any of the Mortgage Subsidiaries at such date determined on a combined basis as a group in accordance with Agreement Accounting Principles, plus accrued income taxes payable by any of the Mortgage Subsidiaries within one year of such date.

         "Mortgage Subsidiary" means any corporation, limited partnership, limited liability company or business trust that is (a) organized after the Closing Date or designated by the Company as a Mortgage Subsidiary after the Closing Date, (b) a Subsidiary of the Company and (c) engaged in the Mortgage Banking Business.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party and to which more than one employer is obligated to make contributions.

         "Multiple Employer Plan" means a Plan which has two or more contributing sponsors (including the Company or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

         "New Lender" means an Additional Lender that, immediately prior to its purchase of the Commitment of a Lender pursuant to Section 2.20 or its issuance of a Commitment pursuant to Section 2.18, was not a Lender hereunder.

         "Non-Designation" is defined in Section 10.13.

         "Non-Funding Lender" means any Lender that has (a) failed to make a Loan required to be made by it hereunder or (b) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, Loans required to be made by it hereunder.

         "Non-Loan Parties" means members of the Toll Group or any Affiliate thereof, excluding the Company, the Borrower and the Designated Guarantors.

         "Non-U.S. Lender" is defined in Section 3.5(c).

         "Notes" means, collectively, the Competitive Bid Notes, the Ratable Notes and the Swing Line Note; and "Note" means any one of the Notes.

         "Notice of Assignment" is defined in Section 13.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, the Facility Letter of Credit Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.

         "Official Body" means any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any of the foregoing, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Other Taxes" is defined in Section 3.5(b).

         "Participant" is defined in Section 13.2.1.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Performance Letter of Credit" means (a) any Letter of Credit issued on behalf of a Loan Party in favor of a municipality or any other Official Body, including without limitation, any utility, water or sewer authority, or other similar entity for the purpose of assuring such municipality, other Official Body, utility, water or sewer authority or similar entity that an Affiliate of the Company will properly and timely complete work it has agreed to perform for the benefit of such municipality, other Official Body, utility, water or sewer authority or similar entity or (b) an Escrow Agreement.

         "Permitted Environmental Exception" means an exception set forth on an Environmental Certificate that an independent environmental engineer certifies can, in the judgment of such engineer, be cured by remediation that shall cost less than $100,000 to complete and that the Borrower certifies to the Lenders that it or another Loan Party shall timely cure in accordance with applicable Environmental Laws. If the engineer cannot or does not determine and certify as to the cost of such remediation, the exception shall not be a Permitted Environmental Exception.

         "Permitted Investments" means Investments that are (i) cash or cash equivalents including corporate bonds, stocks and similar Investments; (ii) accounts receivable and trade credit created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments in a Guarantor; (iv) loans to directors, officers, employees, agents, customers or suppliers in the ordinary course, including the financing to purchasers of homes and other residential properties from a Loan Party; (v) Investments in Mortgage Subsidiaries; (vi) Investments in joint ventures (whether in partnership, corporate or other form); (vii) Investments in real estate and/or mortgages and/or receivables secured by real estate including stock or partnership interests in real estate related companies; (viii) Investments in Non-Loan Parties or entities which will become Non-Loan Parties by reason of such Investment; (ix) loans to employees for the purpose of acquiring the Company's stock; (x) Financial Contracts permitted hereunder; and (xi) other Investments in the ordinary course of business.

         "Permitted Liens" means

               (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable and pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

               (ii) Statutory Liens and other Liens of mechanics, workmen and contractors, provided that the Liens permitted by this subsection (ii) have not been filed or, if such Liens have been filed, either (i) a stay of enforcement thereof has been obtained within 60 days, or (ii) such Liens have been satisfied of record within 60 days after the date of filing thereof;

               (iii) Good faith escrows, pledges or deposits of cash or cash equivalents made (A) by the Loan Parties in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, or (B) by third parties in favor of the Loan Parties pursuant to Agreements of Sale;

               (iv) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

               (v) Liens, security interests and mortgages, if any, in favor of the Administrative Agent for the benefit of the Lenders and cash collateral granted to a Lender as security for the obligations of the Loan Parties under Facility Letters of Credit;

              (vi) Any Lien existing on the date of this Agreement and described on Schedule 3 hereto and any Lien securing a refinancing of the Indebtedness secured by a Lien described on Schedule 3, provided that the principal amount secured thereby is not hereafter increased and no additional assets (except for improvements constructed on such assets in the normal course of the Company's business) become subject to such Lien unless such change would be permitted under other provisions hereof;

              (vii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged, stayed or bonded within thirty
                       (30) days of entry:

                       (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Loan Parties maintain such reserves and other appropriate provisions as shall be required by Agreement Accounting Principles and pay all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien; or

                       (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                       (3) Other judgment Liens not in excess of $10,000,000 individually or $30,000,000 in the aggregate;

              (viii) Purchase money security interests in equipment acquired or deemed to be acquired;

              (ix) Liens securing Permitted Purchase Money Loans and Permitted Non-Recourse Indebtedness described in the definitions of such terms;

              (x) Liens securing additional Senior Indebtedness, provided such liens are either pari passu or subordinated to Liens in favor of the Administrative Agent for the benefit of the Lenders;

              (xi)     Liens on assets of Non-Loan Parties;

              (xii)    Liens on Investments in Non-Loan Parties;

              (xiii)   Liens on Investments in Mortgage Subsidiaries;

              (xiv) Liens of a Loan Party which existed prior to such entity becoming a Loan Party (and were not incurred in anticipation of becoming a Loan Party); and

              (xv) Liens to which assets were subject prior to the acquisition of such assets by a Loan Party (and were not incurred in anticipation of becoming a Loan Party).

         "Permitted Nonrecourse Indebtedness" means Indebtedness for money borrowed that is incurred by a Loan Party in a transaction for purposes of acquiring real estate and that is secured by such real estate and improvements thereon, provided (a) the amount of the Investment of the Loan Parties in the assets that secure such Indebtedness (in excess of the amount of the loan secured thereby) does not exceed $5,000,000 for such acquisition as of the time of its acquisition or (for purposes of the Leverage Ratio) $50,000,000 in the aggregate at any time for all such Investments and (b) either (x) the liability of the Loan Parties for such Indebtedness is limited solely to the assets of the Loan Parties that secure such Indebtedness or (y) only a Loan Party other than the Company and the Borrower is liable for the Indebtedness and the sum (without duplication) of the shareholders' equity (including amounts owed by such Loan Party to another Loan Party or other Affiliate of the Company that is either subordinate in right of payment to, or collection of which is postponed in favor of, such Indebtedness) of, Investments in, and loans to (i) such Loan Party does not exceed $5,000,000 and (ii) all such Loan Parties does not exceed (for purposes of the Leverage Ratio) $50,000,000 in the aggregate.

         "Permitted Purchase Money Loans" means, collectively, Seller Purchase Money Loans and Assumed Purchase Money Loans.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Preliminary Approval" means preliminary approval from required state and local governmental authorities and agencies of a Loan Party's preliminary development plan in accordance with provisions of the Pennsylvania Municipalities Planning Code or its equivalent in any other applicable jurisdiction in which such Loan Party is doing business such that in each instance there is vested in such Loan Party the right to develop such real estate for residential purposes substantially in accordance with the intentions of such Loan Party, subject only to obtaining such additional approvals which do not impose on such Loan Party any material burdens that are not usual and customary for a development of such type and with respect to which there is no reasonable expectation that final approval shall not be obtained.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by the Administrative Agent or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Prior Credit Agreement" means that certain Amended and Restated Credit Agreement dated May 18, 2001 among the Borrower, the Company, Bank One, as administrative agent and the lenders party thereto.

         "Prohibited Transaction" means a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code for which neither a statutory exemption, an individual exemption nor a class exemption has been issued by the United States Department of Labor.

         "Property" means any and all property, whether real, personal, tangible, intangible, or mixed, of a Loan Party, or other assets owned, leased or operated by a Loan Party.

         "Purchaser" is defined in Section 13.3.1.

         "Qualified Bank" means (a) any Lender, (b) a bank that has, or is a wholly-owned subsidiary of a corporation that has, (i) an unsecured long-term debt rating of not less than BBB- from S&P or Baa3 from Moody's (or BBB- from S&P and Baa3 from Moody's if both agencies issue ratings of its unsecured long-term debt) and (ii) if its unsecured short-term debt is rated, an unsecured short-term debt rating of A3 from S&P or P3 from Moody's (or A3 from S&P and P3 from Moody's if both agencies issue ratings of its unsecured short-term debt),
(c) any Person (other than the Borrower or an Affiliate of the Borrower) approved by the Borrower and the Administrative Agent in their sole discretion or (d) any other bank approved by all Lenders.

         "Qualified Rating" means a public or private rating of the Senior Indebtedness of the Company or the Indebtedness under this Agreement or an implied rating of any Indebtedness of the Company senior to the Subordinated Indebtedness of the Company obtained from a Qualified Rating Agency. A Qualified Rating must be one of the following:

         1. An actual rating of the Indebtedness under this Agreement exclusive of any other Senior Indebtedness of the Company;

         2.    An actual rating of the Senior Indebtedness of the Company;

         3. An implied rating of the Indebtedness under this Agreement exclusive of any other Senior Indebtedness of the Company;

         4.    An implied rating of the Senior Indebtedness of the Company; or

         5. An implied rating of Indebtedness senior to current outstanding Subordinated Indebtedness of the Company.

If the Company receives more than one rating from a Qualified Rating Agency, the rating which falls in the lowest number category above shall be the Qualified Rating. An implied rating of any Indebtedness shall not be a Qualified Rating if it assumes that such Indebtedness is secured.

         "Qualified Rating Agency" means Moody's or S&P.

         "Qualified Subordinated Indebtedness" means at any time, on a consolidated basis, any Subordinated Indebtedness of the Loan Parties having a maturity date later than the Facility Termination Date.

         "Quarterly Payment Date" is defined in Section 4.7(a).

         "Ratable Advance" means a borrowing hereunder consisting of the aggregate amount of the several Ratable Loans made by the Lenders to the Borrower at the same time, and (except as otherwise provided Section 3.3) at the same Rate Option, and (in the case of Fixed Ratable Loans) for the same Interest Period.

         "Ratable Borrowing Notice" is defined in Section 2.2.3.

         "Ratable Loan" means a Loan made by a Lender pursuant to Section 2.2 hereof.

         "Ratable Note" means a promissory note, in substantially the form of Exhibit E hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Ratable Share" means, with respect to any Lender on any date, (i) the ratio of (a) the amount of such Lender's Commitment to (b) the amount of the Aggregate Commitment or (ii) if the Aggregate Commitment has been terminated, the ratio of (a) such Lender's Total Exposure to (b) the aggregate Total Exposure of all Lenders.

         "Rate Option" means the Alternate Base Rate, the Eurodollar Rate, the Fixed CD Rate or the Federal Funds/Euro-Rate.

         "Rate Option Notice" is defined in Section 2.2.4.

         "Rating" means at any time (a) the higher of the Qualified Rating of Moody's or the Qualified Rating of S&P or (b) if either, but not both, of Moody's and S&P has issued a Qualified Rating, such Qualified Rating.

         "Regulated Substances" means any substance, including without limitation, Solid Waste, the generation, manufacture, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse or other management or mismanagement of which is regulated by the Environmental Laws.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Remediation Adjustment" means, with respect to any Environmentally Approved Land that is subject to a Permitted Environmental Exception, an amount equal to 150% of the estimated remaining costs to complete remediation necessary to cure such exception.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

         "Required Lenders" means (i) subject to the provisions of Section 2.18(e), if there exists no Default or if a Default exists and is continuing but there are no Loans or Facility Letters of Credit outstanding, Lenders (excluding Non-Funding Lenders) whose Commitments aggregate at least 66-2/3% of the Commitments of all of the Lenders (excluding Non-Funding Lenders), or (ii) if a Default exists and is continuing and there are Loans or Facility Letters of Credit outstanding, Lenders (excluding Non-Funding Lenders) whose Total Exposure aggregates at least 66-2/3% of the Total Exposure of all of the Lenders (excluding Non-Funding Lenders).

         "Reserve Requirement" means, with respect to a CD Interest Period or a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on new non-personal time deposits of $100,000 or more with a maturity equal to that of such CD Interest Period (in the case of Fixed CD Rate Advances) or on Eurocurrency liabilities (in the case of Eurodollar Ratable Advances).

         "Risk-Based Capital Guidelines" is defined in Section 3.2.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Sale and Leaseback Transaction" means any sale or other transfer of property by any Person with the intent to lease such property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "SEC" means the Securities and Exchange Commission.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Seller Purchase Money Loans" means at any time outstanding purchase money loans made to a Loan Party by the seller of improved or unimproved real estate in a single or separate transactions for the exclusive purpose of acquiring such real estate for development and secured by a mortgage Lien on such real estate.

         "Senior Executive" means the Chairman of the Board, President, Executive Vice President, Chief Financial Officer, Chief Accounting Officer or General Counsel of any Loan Party.

         "Senior Indebtedness" means at any time, on a consolidated basis for the Loan Parties, Total Indebtedness, less Subordinated Indebtedness, provided that, for purposes of the definition of "Qualified Rating," Senior Indebtedness shall not include Indebtedness of any Person other than the Company or the Borrower.

         "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group and no other employer.

         "Solid Waste" means any garbage, refuse or sludge from any waste treatment plant, water supply plant or air pollution control facility generated by activities on the Property, and any unpermitted release into the environment or the work place of any material as a result of activities on the Property, including without limitation, scrap and used Regulated Substances.

         "Special Investments" means, at any time (but without duplication) all Investments by Loan Parties in Non-Loan Parties (other than Mortgage Subsidiaries), including, after its Conversion, any Non-Loan Party that was a Designated Guarantor prior to its Conversion. The amount of such Investments shall include, without limitation, the book value of stocks, partnership interests, notes or other securities, and the amount of loans, guaranties and recourse contingent obligations, and contributions of capital.

         "Subordinated Indebtedness" means, with respect to the Loan Parties, the existing subordinated Indebtedness described on Schedule 4 and any other unsecured Indebtedness subordinated under terms as favorable to the Lenders as the terms of the subordination governing the Indebtedness described on Schedule 4 as determined by the Administrative Agent in its sole discretion.

         "Subordinated Loan Documents" means at any time the agreements and other documents then governing the Subordinated Indebtedness.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the period of four consecutive fiscal quarters ending with the fiscal quarter in which such determination is made.

         "Supplemental Guaranty" means a "Supplemental Guaranty" in the form provided for and as defined in the Guaranty Agreement.

         "Swing Line Advance" is defined in Section 2.19(a).

         "Swing Line Borrowing Notice" is defined in Section 2.19(c).

         "Swing Line Commitment" means the commitment of the Swing Line Lender to make Swing Line Advances pursuant to Section 2.19(a). As of the date of this Agreement, the Swing Line Commitment is in the amount of $50,000,000.

         "Swing Line Lender" means Bank One or any Purchaser to which Bank One assigns the Swing Line Commitment in accordance with Sections 13.3.1 and 13.3.3.

         "Swing Line Note" means a promissory note, in substantially the form of Exhibit F hereto, duly executed by the Borrower and payable to the order of the Swing Line Lender in the amount of the Swing Line Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Tangible Net Worth" means at any time Consolidated Net Worth less the sum of (a) intangible assets (as determined in accordance with Agreement Accounting Principles), (b) Excess Investments and (c) Investments in Mortgage Subsidiaries. The amount of Investments in Mortgage Subsidiaries shall include, without limitation, the book value of stocks, partnership interests, notes or other securities and the amount of loans, guaranties and recourse contingent obligations, and contributions of capital.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Term Loan Agreement" means that certain Term Loan Agreement dated July 25, 2000, among the Borrower, the Company, Bank One as lender and Administrative Agent and the other lenders party thereto, as amended or modified and in effect from time to time.

         "Toll Group" means the Company, the Borrower and all other Subsidiaries of the Company.

         "Total Exposure" means, at any time with respect to any Lender, the sum of (a) such Lender's outstanding Loans and (b) such Lender's Ratable Share of the outstanding Facility Letter of Credit Obligations.

         "Total Indebtedness" means at any time all Indebtedness of the Loan Parties on a consolidated basis (including, without limitation, the Obligations).

         "Transferee" is defined in Section 13.4.

         "Type" means, with respect to any Ratable Advance, its nature as an ABR Advance, Eurodollar Ratable Advance, Federal Funds/Euro-Rate Advance or Fixed CD Rate Advance and (b) with respect to any Competitive Bid Advance, its nature as an Absolute Rate Advance or Eurodollar Bid Rate Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event that but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Usage Fee" is defined in Section 2.4(c).

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                   THE CREDITS

         2.1. The Loan Facility.

         2.1.1. Description of Loan Facility. The Lenders grant to the Borrower a revolving credit facility (the "Loan Facility") pursuant to which, and upon the terms and subject to the conditions herein set forth:

              (a) each Lender severally agrees to make Ratable Loans to the Borrower in accordance with Section 2.2;

              (b) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the Borrower in accordance with Section 2.3; and

              (c) the Swing Line Lender agrees to make Swing Line Advances to the Borrower in accordance with Section 2.19.

         2.1.2. Amount of Loan Facility. The Loan Facility shall be subject to the following limitations:

              (a) In no event shall the sum of (i) the aggregate principal amount of all outstanding Advances (including Ratable Advances, Competitive Bid Advances and Swing Line Advances) plus (ii) the Facility Letter of Credit Obligations exceed the Aggregate Commitment.

              (b) In no event shall the outstanding principal amount of all outstanding Competitive Bid Advances exceed the Competitive Bid Sublimit.

              (c) In no event shall the outstanding principal amount of all outstanding Swing Line Advances exceed the Swing Line Commitment.

         2.1.3. Availability of Loan Facility. Subject to the terms hereof, the Loan Facility is available from the date hereof to the Facility Termination Date and, upon the Facility Termination Date, the Commitments to lend hereunder shall expire. The Commitment of a Declining Lender shall expire on its Declining Lender's Termination Date unless prior thereto such Declining Lender elects, with the approval of the Borrower and the Administrative Agent, to extend its Commitment to the Facility Termination Date, which election and approval shall be evidenced by a written instrument in a form reasonably acceptable to and executed by such Declining Lender, the Borrower, the Company and the Administrative Agent. Upon the execution and delivery of such written instrument, such Lender shall cease to be a Declining Lender.

         2.1.4. Required Payments. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date (except to the extent that, pursuant to Article IV, Facility Letters of Credit are permitted to have an expiration date later than the Facility Termination Date). All outstanding Loans held by, and all other unpaid Obligations payable to, a Declining Lender shall be paid in full by the Borrower on such Declining Lender's Termination Date. At any time that there exists a breach of the covenant set forth in Section 7.28.2, the Borrower shall immediately pay to the Administrative Agent, as a payment of the Advances, such amount (not to exceed the sum of the outstanding Advances) necessary to cure such breach.

         2.2. Ratable Advances.

         2.2.1. Ratable Advances. Each Ratable Advance hereunder shall consist of borrowings made from the several Lenders in their respective Ratable Shares thereof. The aggregate outstanding amount of Competitive Bid Advances shall reduce the availability of Advances as provided in Section 2.1.2(a) but shall not otherwise affect the obligations of the Lenders to make Ratable Advances, and (without limitation of the foregoing) no Competitive Bid Loan shall reduce the obligation of the Lender making such Competitive Bid Loan to lend its Ratable Share of any future Ratable Advances.

         2.2.2. Ratable Advance Rate Options. The Ratable Advances may be ABR Advances, Federal Funds/Euro-Rate Advances, Fixed CD Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3. No Ratable Advance may mature after the Facility Termination Date.

         2.2.3. Method of Selecting Rate Options and Interest Periods for Ratable Advances. The Borrower shall select the Rate Option and, in the case of each Fixed Rate Advance, the Interest Period applicable thereto, from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Ratable Borrowing Notice') not later than 10:00 a.m. (Chicago time) (or 10:15 a.m. (Chicago time) if applicable under the next succeeding sentence), (x) on the Borrowing Date of each Floating Rate Advance, (y) at least one Business Day prior to the Borrowing Date of each Fixed CD Rate Advance and (z) at least three Business Days prior to the Borrowing Date of each Eurodollar Ratable Advance. The time for delivery of a Ratable Borrowing Notice for a Floating Rate Advance shall be extended by 15 minutes if the day on which such Ratable Borrowing Notice is given is also a day on which the Borrower is required to accept or reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.3.6, and the time for delivery of a Ratable Borrowing Notice for a Eurodollar Ratable Advance shall be extended by 15 minutes if the

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day on which such Ratable Borrowing Notice is given is also a day on which the
Borrower is required to accept or reject one or more bids offered in connection with a Eurodollar Auction pursuant to Section 2.3.6. A Ratable Borrowing Notice shall specify:

              (i) the Borrowing Date, which shall be a Business Day, of such Ratable Advance;

              (ii)     the aggregate amount of such Ratable Advance;

              (iii)    the Rate Option selected for such Ratable Advance; and

              (iv) in the case of each Fixed Ratable Advance, the Interest Period applicable thereto (which shall be subject to the limitations set forth in Section 2.2.6).

         2.2.4. Conversion and Continuation of Outstanding Ratable Advances. Each Floating Rate Advance shall continue as a Floating Rate Advance of that Type unless and until such Floating Rate Advance is either converted into the other Type of Floating Rate Advance or a Fixed Ratable Advance in accordance with this Section 2.2.4 or is prepaid in accordance with Section 2.6. Each Fixed Ratable Advance shall continue as a Fixed Ratable Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Ratable Advance shall be automatically converted into a Federal Funds/Euro-Rate Advance unless such Fixed Ratable Advance shall have been either (a) prepaid in accordance with Section 2.6, (b) continued as a Fixed Ratable Advance of the same or a different Type for the same or another Interest Period in accordance with this Section 2.2.4 or (c) converted into an ABR Advance in accordance with this Section 2.2.4. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert and/or continue the Rate Option applicable to all or any part of a Ratable Advance into another Rate Option; provided, that any conversion or continuation of any Fixed Ratable Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Rate Option Notice") of each conversion of a Floating Rate Advance into the other Type of Floating Rate Advance or into a Fixed Ratable Advance, or continuation of a Fixed Ratable Advance or the conversion of a Fixed Ratable Advance, not later than 10:00 a.m. (Chicago time) (x) on the Business Day of the conversion of a Floating Rate Advance into the other Type of Floating Rate Advance or the conversion of a Fixed Ratable Advance into an ABR Advance, (y) at least one Business Day prior to the requested conversion of a Floating Rate Advance into, or the requested conversion or continuation of a Fixed Ratable Advance into, a Fixed CD Rate Option or (z) at least three Business Days prior to the date of the requested conversion or continuation of a Ratable Advance into a Eurodollar Ratable Advance, specifying:

              (i) the requested date, which shall be a Business Day, of such conversion or continuation;

              (ii) the aggregate amount and Rate Option applicable to the Ratable Advance which is to be converted or continued; and

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

              (iii) the amount and Rate Option(s) of Ratable Advance(s) into which such Ratable Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Ratable Advance, the duration of the Interest Period applicable thereto (which shall be subject to the limitations set forth in Section 2.2.6).

         2.2.5. Limitations. Ratable Advances shall be subject to the applicable limitations set forth in Section 2.5.

         2.2.6. Interest Period. The Interest Period of a Fixed Ratable Advance may not end later than the Facility Termination Date nor later than the Declining Lender's Termination Date of any Declining Lender.

         2.3. Competitive Bid Advances.

         2.3.1. Competitive Bid Option. In addition to Ratable Advances pursuant to Section 2.2, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1.2(a) as to the maximum aggregate principal amount of all outstanding Advances and Facility Letter of Credit Obligations hereunder and the limitation in Section 2.1.2(b) as to the maximum aggregate amount of all outstanding Competitive Bid Advances), the Borrower may, as set forth in this Section 2.3, request the Lenders, prior to the Facility Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Lender may, but shall have no obligation to, make any such offer in the manner set forth in this Section 2.3.

         2.3.2. Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Administrative Agent (whether or not it is the Competitive Bid Agent) by telex or telecopy a Competitive Bid Quote Request substantially in the form of Exhibit C so as to be received no later than (i) at least five (5) Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) at least two (2) Business Days (or, if so agreed by the Borrower and the Administrative Agent, one (1) (but not less than one (1)) Business Day) prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction. The Competitive Bid Quote Request shall specify whether the Borrower or the Administrative Agent shall be the Competitive Bid Agent with respect thereto, and, if the Administrative Agent is the Competitive Bid Agent, the Borrower shall deliver the Competitive Bid Quote Request to the Administrative Agent not later than 9:00 a.m. (Chicago time) on the day on which it is required to be delivered. Each Competitive Bid Quote Request shall specify:

              (i) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

              (ii) the aggregate principal amount of such proposed Competitive Bid Advance, which shall be not less than $10,000,000 and in an integral multiple of $1,000,000 if in excess thereof;

              (iii) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate; and

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

              (iv) the Competitive Bid Interest Period applicable thereto (which may not end after the Facility Termination Date).

The Borrower may request offers to make Competitive Bid Loans for more than one Competitive Bid Interest Period, but not more than five Competitive Bid Interest Periods, in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five (5) Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any Competitive Bid Quote Request that did not result in a Competitive Bid Advance being made. If the Administrative Agent is the Competitive Bid Agent, it may reject a Competitive Bid Quote Request that does not conform substantially to the form of Exhibit C, and shall promptly notify the Borrower of such rejection by telex or telecopy.

         2.3.3. Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of delivery of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Competitive Bid Agent shall send to each of the Lenders (except as otherwise provided in Section 2.3.10) by telex or telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D hereto, which shall constitute an invitation by the Borrower to each such Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.

         2.3.4. Submission and Contents of Competitive Bid Quotes. (a) Except as otherwise provided in Section 2.3.10, each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted to the Competitive Bid Agent by telex or telecopy at its offices specified in or pursuant to Article XIV not later than (i) 9:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree); provided that, if the Administrative Agent is the Competitive Bid Agent, Competitive Bid Quotes submitted by the Administrative Agent as a Lender may only be submitted if the Administrative Agent notifies the Borrower of the terms of the offer or offers contained therein not later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to Articles V and IX, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Competitive Bid Agent given on the instructions of the Borrower (if the Borrower is not the Competitive Bid Agent).

              (b) Each Competitive Bid Quote shall be in substantially the form of Exhibit B and shall in any case specify:

              (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

              (ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (A) may be greater than, less than or equal to the Commitment of the quoting Lender, (B) must be in an integral multiple of $1,000,000 and (C) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

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

              (iii) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan;

              (iv) the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower, which amount shall not be less than $1,000,000;

              (v) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan;

              (vi) the maximum aggregate amount, if any, of Competitive Bid Loans offered by the quoting Lender which may be accepted by the Borrower; and

              (vii)    the identity of the quoting Lender.

              (c) The Competitive Bid Agent shall reject any Competitive Bid Quote that:

              (i) is not substantially in the form of Exhibit B or does not specify all of the information required by Section 2.3.4(b);

              (ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit B;

              (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

              (iv)     arrives after the time set forth in Section 2.3.4(a).

If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(c), then the Competitive Bid Agent shall notify the relevant Lender of such rejection as soon as practical and (if the Administrative Agent is the Competitive Bid Agent) shall promptly send a copy of the rejected Competitive Bid Quote to the Borrower.

         2.3.5. Notice to Borrower. If the Administrative Agent is the Competitive Bid Agent, it shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with
Section 2.3.4 and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Competitive Bid Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. If the Administrative Agent is the Competitive Bid Agent, its notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered. In addition, if the Administrative Agent is the Competitive Bid Agent, it shall send copies of each Competitive Bid Quote to the Borrower.

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

         2.3.6. Acceptance and Notice by Borrower. Not later than (i) 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers received by it pursuant to Section 2.3.4 or so notified to it pursuant to
Section 2.3.5; provided, however, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted and (if the Administrative Agent is not the Competitive Bid Agent) shall include copies of each Competitive Bid Quote that is accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(b)(iv) and (vi)); provided that:

              (i) the aggregate principal amount of each Competitive Bid Advance may not exceed (but, within the limitations set forth in Section 2.3.2(ii), may be less than) the applicable amount set forth in the related Competitive Bid Quote Request;

              (ii) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be; and

              (iii) the Borrower may not accept any offer that is described in Section 2.3.4(c) or that otherwise fails to comply with the requirements of this Agreement.

         2.3.7. Allocation by Competitive Bid Agent. If offers are made by two or more Lenders with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Competitive Bid Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Competitive Bid Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has stated in its applicable Competitive Bid Quote that it is willing to accept. Allocations by the Competitive Bid Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

         2.3.8. Limitations. Competitive Bid Advances shall be subject to the applicable limitations contained in the last sentence of Section 2.5.

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

         2.3.9. Administration Fee. The Borrower hereby agrees to pay to the Administrative Agent an administration fee, in the amount set forth in the Administrative Agent's Fee Letter, for each Competitive Bid Quote Request transmitted by the Borrower to the Administrative Agent pursuant to Section
2.3.2. Such administration fee shall be payable in arrears on each Payment Date hereafter and on the Facility Termination Date (or such earlier date on which the Aggregate Commitment shall terminate or be canceled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

         2.3.10. Declining Lender. Notwithstanding anything to the contrary contained herein, (a) a Declining Lender shall not be entitled to receive an Invitation for Competitive Bid Quotes inviting an offer for, and shall not offer to make and shall not make, a Competitive Bid Loan for a Competitive Bid Interest Period that expires later than its Declining Lender's Termination Date and (b) the Borrower may not request a Competitive Bid Advance for a Competitive Bid Interest Period expiring later than any Declining Lender's Termination Date if, following the making of such Competitive Bid Advance, the aggregate amount of all Competitive Bid Advances for Competitive Bid Interest Periods expiring later than such Declining Lender's Termination Date would exceed the amount to which the Competitive Bid Sublimit will be reduced upon such Declining Lender's Termination Date.

         2.4. Facility Fee; Reductions in Aggregate Commitment; Usage Fee. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee ("Facility Fee") at a per annum rate equal to the Applicable Fee Rate on such Lender's Commitment (whether used or unused) from the date hereof to and including the Facility Termination Date, payable in arrears on the first day of each calendar quarter hereafter and on the Facility Termination Date (or such earlier date as the Obligations may be accelerated or become due).

              (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders (in their respective Ratable Shares) in integral multiples of $10,000,000, upon at least five Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that (i) the amount of the Aggregate Commitment may not be reduced below the sum of (A) aggregate principal amount of the outstanding Advances and (B) the Facility Letter of Credit Obligations and (ii) the amount of the Aggregate Commitment may not be reduced to an amount that is less than twice the outstanding amount of all outstanding Competitive Bid Advances.

              (c) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee ("Usage Fee") in an amount equal to (i) 0.05% per annum multiplied by (ii) the amount (if any) by which (A) one-half (1/2) of such Lender's Commitment exceeds (B) the average daily outstanding principal balance of such Lender's Loans and its Ratable Share of outstanding Facility Letters of Credit hereunder. The Usage Fee shall be payable from the date hereof to and including the Facility Termination Date and shall be payable quarterly in arrears on each Quarterly Payment Date hereafter and on the Facility Termination Date (or such earlier date on which the Obligations may be accelerated or become due).

              (d) All accrued Facility Fees and Usage Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

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

         2.5. Minimum Amount of Each Advance; Maximum Number of Advances. Each Fixed Ratable Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment or in the amount necessary to repay a Swing Line Advance. Each Competitive Bid Advance shall be in the minimum amount provided for in Section 2.3. There shall be no more than ten (10) Fixed Rate Advances outstanding at any time.

         2.6. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Administrative Agent. The Borrower may from time to time pay, upon three Business Days' prior notice to the Administrative Agent, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, (i) all of a Fixed Ratable Advance, or (ii) in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (and provided such payment would not reduce the outstanding principal amount of such Fixed Ratable Advance to less than $5,000,000) any portion of a Fixed Ratable Advance. The Borrower may from time to time pay, prior to the last day of the applicable Competitive Bid Interest Period, upon three Business Days' prior notice to the Administrative Agent, all (but not less than all) of any Competitive Bid Loan having an initial Competitive Bid Interest Period of 90 days or longer and, with the approval of the Lender holding such Competitive Bid Loan, any other Competitive Bid Loan, subject, in any case, to payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium.

         2.7. Funding. Not later than noon (Chicago time) on each Borrowing Date, each Lender (other than the Swing Line Lender which shall make Swing Line Advances as provided in Section 2.19(c)) shall make available its Loan or Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIV. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         2.8. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to Section 2.2.4, to but excluding the date it is paid or is converted into a Fixed Rate Advance pursuant to Section 2.2.4 or to a Floating Rate Advance of the other Type, at a rate per annum equal to (i) the Alternate Base Rate for such day (in the case of ABR Advances) or (ii) the Federal Funds/Euro-Rate for such day (in the case of Federal Funds/Euro-Rate Advances). Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the applicable Floating Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate applicable to such Fixed Rate Advance. No Interest Period may end after the Facility Termination Date.

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

         2.9. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.2 or 2.3, during the continuance of a Default or Unmatured Default (except for (a) Unmatured Defaults that will be cured, and that the Borrower certifies will be cured, by the use of the proceeds of an Advance that the Borrower has requested hereunder or by the issuance, amendment or extension of a Facility Letter of Credit that the Borrower has requested hereunder or (b) Unmatured Defaults (other than the failure to pay any Obligation hereunder) that are not reasonably likely to have a Material Adverse Effect and that the Borrower certifies that it reasonably expects to cure before the date on which the same becomes a Default) the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued (after the then applicable Interest Period therefor) as a Fixed Rate Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the applicable Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 8.5 or 8.6, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

         2.10. Method and Allocation of Payments. (a) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (Chicago time) on the date when due. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

              (b) Except as otherwise provided in Section 2.10(d), payments of principal and interest on Ratable Advances received by Administrative Agent shall be allocated among the Lenders based on their pro rata shares of such Ratable Advances. Payments of principal and interest on Swing Line Advances received by the Administrative Agent shall be paid solely to the Swing Line Lender. Except as otherwise provided in Section 2.10(d), payments of principal on any Competitive Bid Advance received by the Administrative Agent shall be paid, on a pro rata basis, to the Lender or Lenders holding the Competitive Bid Loan or Loans comprising such Advance and payments of interest on such Competitive Bid Advance received by the Administrative Agent shall be allocated to the Lender or Lenders that funded such Advance, pro rata based on the amount of interest due each such Lender on its outstanding principal (it being acknowledged that the rate of interest payable to Lenders on the Competitive Bid Loans may differ). Except as provided in Section 2.10(c) or Section 2.10(d), payments made by the Borrower shall be applied to the Advances or interest thereon (or both, as applicable) designated by the Borrower.

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

              (c) Notwithstanding the provisions of Section 2.10(b), if each of the conditions listed in Clauses (A) through (C) below exists on the date on which a payment on any Loan is made, then such payment shall be allocated on a pro-rata basis between the holders of the Competitive Bid Loans and holders of the Ratable Loans based upon the respective amounts of such Competitive Bid Loans and Ratable Loans outstanding if it is a payment of principal and shall be allocated on a pro rata basis between holders of the Competitive Bid Loans and holders of the Ratable Loans based on the amount of interest due to such holders if it is a payment of interest: (A) a Default exists and is continuing and has not been waived, (B) the Loans have been accelerated or otherwise shall have become due, and (C) the fractional share of one or more of the Lenders in the total amount of all outstanding Competitive Bid Loans does not equal its Ratable Share.

              (d) Notwithstanding the foregoing provisions of this Section 2.10, a Non-Funding Lender shall not be entitled to receive any payments of principal, interest, fees or other Obligations hereunder unless and until (i) such Non-Funding Lender shall have cured the default or other circumstances that resulted in its being a Non-Funding Lender or (ii) the Lenders shall have received payments of their Ratable Loans hereunder that reduce the principal amount of all Ratable Loans such that all Lenders (including such Non-Funding Lender but excluding any other Non-Funding Lender) hold Ratable Loans in their respective Ratable Shares.

              (e) If the Administrative Agent receives payments on any Business Day of any amounts payable to any Lender hereunder and fails to pay such amount to such Lender (i) on or before the close of business on such day if such payment was received by noon (Chicago time) on such day or (ii) on or before the next succeeding Business Day if such payment was received after noon (Chicago time) on such day of receipt, the Administrative Agent shall pay to such Lender interest on such unpaid amount at the Federal Funds Effective Rate until such amount is so paid to such Lender.

         2.11. Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and the Rate Option and Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

              (c) The entries maintained in the accounts maintained pursuant to Sections 2.11(a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

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

              (d) Any Lender may request that its Ratable Loans be evidenced by a Ratable Note and that its Competitive Bid Loans be evidenced by a Competitive Bid Note. In such event, the Borrower shall prepare, execute and deliver to such Lender the applicable Note or Notes payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in Sections 2.11(a) and (b) above.

         2.12. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Rate Options and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.13. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on the first date of each calendar month, commencing with the first such date to occur after the date hereof. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the first day of each calendar quarter during such Interest Period. Interest and fees under this Agreement shall be calculated for actual days elapsed on the basis of a 360-day year except that interest on Floating Rate Advances and Absolute Rate Advances shall be calculated for actual days elapsed on the basis of a 365-day (or, if applicable, 366-day) year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.14. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Ratable Borrowing Notice, Rate Option Notice, Competitive Bid Borrowing Notice (except as otherwise provided in Section 2.3.10), and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Fixed Ratable Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

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

         2.15. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.16. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of any of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.17. Extension of Facility Termination Date. The Borrower may request, but not more than once in each fiscal year of the Borrower, an extension of the Facility Termination Date by submitting a request for an extension to the Administrative Agent (an "Extension Request"). The Extension Request must specify the new Facility Termination Date requested by the Borrower ("Extension Date"), which shall be not more than five years after the date of the Extension Request. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request (which approval may be given or withheld by each Lender in its sole discretion). Each Lender approving the Extension Request shall deliver its written approval no later than 75 days following the Extension Request. If such written approval of the Required Lenders is not received by the Administrative Agent within such 75-day period, the Extension Request shall be denied. If such written approval of the Required Lenders is received by the Administrative Agent within such 75-day period, the Facility Termination Date shall be extended to the Extension Date specified in the Extension Request but only with respect to the Lenders that have given such written approval. Except to the extent that a Lender that did not give its written approval to such Extension Request ("Declining Lender") is replaced prior to its Declining Lender's Termination Date as provided in Section 2.20, the Aggregate Commitment shall be decreased by the Commitment of each such Declining Lender, which Declining Lenders' Commitments shall terminate on such Facility Termination Date, as determined prior to such Extension Request (the "Declining Lender's Termination Date), and the Loans and all interest, fees and other amounts owed to such Declining Lender shall be paid in full on each such Declining Lender's Termination Date.

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

         2.18. Increase in Aggregate Commitment. (a) The Borrower may, at any time and from time to time, by notice to the Administrative Agent, request an increase in the Aggregate Commitment within the limitations hereafter described, which notice shall set forth the amount of such increase. The Aggregate Commitment may be so increased either by having one or more New Lenders become Lenders and/or by having any one or more of the then existing Lenders (at their respective election in their sole discretion) that have been approved by the Borrower, increase the amount of their Commitments, provided that (i) the Commitment of any New Lender shall be in an amount not less than $5,000,000 (and, if in excess thereof, in an integral multiple of $1,000,000); (ii) the sum of the Commitments of the New Lenders and the increases in the Commitments of the Additional Lenders that are not New Lenders shall be in an aggregate amount of not less than $5,000,000 (and, if in excess thereof, in an integral multiple of $1,000,000); and (iii) the Aggregate Commitment shall not exceed the Aggregate Commitment Limit.

              (b) As a condition to any increase in the Aggregate Commitment,
(i) the Borrower and each Additional Lender shall have executed and delivered a commitment and acceptance (the "Commitment and Acceptance") substantially in the form of Exhibit G hereto, and the Administrative Agent shall have accepted and executed the same; (ii) if requested by an Additional Lender, the Borrower shall have executed and delivered to the Administrative Agent a Ratable Note and (if applicable) Competitive Bid Note payable to the order of such Additional Lender;
(iii) the Guarantors shall have consented in writing to the new Commitments or increases in Commitments (as applicable) and shall have agreed that their Guaranty Agreements continue in full force and effect; (iv) the Borrower and each Additional Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such new Commitment or increase in the Commitment (as applicable); and (v) if requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 5.1(viii), modified to apply to the increase in the Aggregate Commitment and to each Note, Commitment and Acceptance, consent of Guarantors, and other documents executed and delivered in connection with such increase in the Aggregate Commitment). The form and substance of the documents required under clauses (i) through (v) above shall be fully acceptable to the Administrative Agent. The Administrative Agent shall promptly provide written notice to all of the Lenders hereunder of the Commitment of any New Lender or the increase in the Commitment of any other Additional Lender hereunder and shall promptly furnish to each of the Lenders copies of the documents required under clauses (i) through (v) above.

              (c) Upon the effective date of any increase in the Aggregate Commitment pursuant to the provisions hereof (the "Increase Date"), which Increase Date shall be mutually agreed upon by the Borrower, each Additional Lender and the Administrative Agent, (i) such Additional Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from the Lenders party to this Agreement immediately prior to the Increase Date, an undivided interest and participation in any Facility Letter of Credit then outstanding, ratably, such that each Lender (including each

Additional Lender) holds a participation interest in each such Facility Letter of Credit in the amount of its then Ratable Share thereof; (ii) on such Increase Date, the Borrower shall repay all outstanding Floating Rate Advances and reborrow a Floating Rate Advance in a like amount from the Lenders (including the Additional Lender); (iii) such Additional Lender shall not participate in any then outstanding Fixed Ratable Advances; (iv) if the Borrower shall at any time on or after such Increase Date convert or continue any Fixed Ratable Advance outstanding on such Increase Date, the Borrower shall be deemed to repay such Fixed Ratable Advance on the date of the conversion or continuation thereof and then to reborrow as a Ratable Advance a like amount on such date so that the Additional Lender shall make a Ratable Loan on such date; and (v) such Additional Lender shall make its Ratable Share of all Ratable Advances made on or after such Increase Date (including those referred to in clauses (iii) and (iv) above) and shall otherwise have all of the rights and obligations of a Lender hereunder on and after such Increase Date. Notwithstanding the foregoing, upon the occurrence of a Default prior to the date on which such Additional Lender is holding Fixed Ratable Loans equal to its Ratable Share of all Fixed Ratable Advances hereunder, such Additional Lender shall, upon notice from the Administrative Agent, on or after the date on which the Obligations are accelerated or become due following such Default, pay to the Administrative Agent (for the account of the other Lenders, to which the Administrative Agent shall pay their Ratable Shares thereof upon receipt) a sum equal to such Additional Lender's Ratable Share of each Fixed Ratable Advance then outstanding with respect to which such Additional Lender does not then hold a Fixed Ratable Loan equal to its Ratable Share thereof; such payment by such Additional Lender shall constitute an ABR Loan hereunder.

              (d) On the Increase Date, the Additional Lender shall pay to the Administrative Agent, as an additional administrative fee, an amount equal to the product of (i) the number of Fixed Ratable Advances outstanding on such Increase Date and (ii) $250.00.

              (e) Solely for purposes of clause (i) of the definitions of "Majority Lenders" and "Required Lenders," until such time as an Additional Lender holds Ratable Loans equaling its Ratable Share of all outstanding Ratable Advances (if any), the amount of such Additional Lender's new Commitment or the increased amount of its Commitment shall be excluded from the amount of the Commitments and there shall be included in lieu thereof at any time an amount equal to the sum of the outstanding Ratable Loans and the participation interests in Facility Letters of Credit held by such Additional Lender with respect to its new Commitment or the increased amount of its Commitment.

              (f) Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time or a commitment or agreement on the part of the Borrower or the Administrative Agent to give or grant any Lender the right to increase its Commitment hereunder at any time.

         2.19. Swing Line. (a) The Swing Line Lender agrees, on the terms and conditions hereinafter set forth, to make Advances ("Swing Line Advances") to the Borrower from time to time during the period from the date of this Agreement, up to but not including the fifth (5th) day prior to the Facility Termination Date, in an aggregate principal amount not to exceed at any time outstanding the lesser of (i) the Swing Line Commitment or (ii) the Aggregate Available Credit.

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

              (b) The Swing Line Advances shall be evidenced by the Swing Line Note. Each Swing Line Advance shall be in an amount not less than One Million Dollars ($1,000,000) and, if in excess thereof, in integral multiples of One Million Dollars ($1,000,000). Within the limits set forth in Section 2.19(a), the Borrower may borrow, repay and reborrow under this Section 2.19.

              (c) The Borrower shall give the Swing Line Lender (and, if the Swing Line Lender is not also the Administrative Agent, the Administrative Agent) notice requesting a Swing Line Advance ("Swing Line Borrowing Notice") not later than 1:00 p.m. (Chicago time) on the Business Day of such Swing Line Advance, specifying the amount of such requested Swing Line Advance. Each such Swing Line Borrowing Notice shall be accompanied by the Ratable Borrowing Notice provided for in Section 2.19(d). All Swing Line Borrowing Notices and Ratable Borrowing Notices given by the Borrower under this Section 2.19(c) shall be irrevocable. Upon satisfaction of the applicable conditions set forth in Section 5.2, the Swing Line Lender will make the Swing Line Advance available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account with the Swing Line Lender. If the Swing Line Lender is not also the Administrative Agent, the Swing Line Lender shall not advance the Swing Line Advance unless and until the Administrative Agent shall have confirmed (by telephonic notice) that such applicable conditions have been satisfied.

              (d) Each Swing Line Advance shall bear interest at the Alternate Base Rate and shall be paid in full on or before the third Business Day following the making of such Swing Line Loan and, if not so paid by the Borrower, shall be paid in full from the proceeds of a Ratable Advance made pursuant to Section 2.2 on the third Business Day following the making of such Swing Line Advance. Each Swing Line Borrowing Notice given by the Borrower under
Section 2.19(c) shall include, or if it does not include shall be deemed to include, an irrevocable Ratable Borrowing Notice under Section 2.2 requesting the Lenders to make a Ratable Advance, on or before the third Business Day following the making of such Swing Line Advance, of the full amount of such Swing Line Advance, unless such Swing Line Advance is sooner paid in full by the Borrower.

              (e) Provided that the applicable conditions set forth in Section
5.2 shall have been satisfied at the time of the making of such Swing Line Advance, the Lenders irrevocably agree to make the Ratable Advance provided for in Section 2.19(d), notwithstanding any subsequent failure to satisfy such conditions or any other facts or circumstances including (without limitation) the existence of a Default. If and to the extent that any Lender shall fail to make a Ratable Loan in the amount of its Ratable Share of such Ratable Advance, such Lender shall be irrevocably deemed to have purchased from the Swing Line Lender a participation interest in such Swing Line Advance in an amount equal to the amount of such Lender's Ratable Share of such Ratable Advance.

         2.20. Replacement of a Lender. If (a) a Lender sustains or incurs a loss or expense or reduction of income and requests reimbursement therefor from the Borrower pursuant to Section 3.1, 3.2 or 3.5, (b) a Lender determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable Law and so notifies the Administrative Agent pursuant to Section 3.3, or (c) a Lender is a Declining Lender, the Borrower may within ninety (90) days after the date on which the Borrower receives such request (in the case of clause (a) above) or after the date on which the

Administrative Agent gives the Borrower notice of the Administrative Agent's receipt of the notice from such Lender under Section 3.3 (in the case of clause
(b) above) or at any time prior to such Declining Lender's Termination Date (in the case of clause (c) above) notify the Administrative Agent and such Lender that an Additional Lender designated by the Borrower in the notice has agreed to replace such Lender, provided that (i) any New Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (ii) the Borrower shall have paid any amounts due pursuant to
Section 3.1, 3.2 or 3.5 to the Lender to be replaced on or before such replacement. The Lender to be replaced shall assign all of its Commitments and Loans and interests in outstanding Facility Letters of Credit hereunder to the Additional Lender pursuant to the procedures for assignments contained in
Section 13.3 and shall receive, concurrently with such assignments, payment of an amount equal to all outstanding amounts payable to such assigning Lender hereunder, including without limitation the aggregate outstanding principal amount of the Loans held by such Lender, all interest thereon to the date of the assignment, all accrued fees to the date of such assignment and any amounts payable under Section 3.4 with respect to any payment of any Fixed Rate Loan resulting from such assignment. Such assigning Lender shall not be responsible for the payment to the Administrative Agent of the fee provided for in Section 13.3.2, which fee shall be paid by such Additional Lender. In the case of an assignment by a Declining Lender under this Section 2.20, the Additional Lender that is the assignee of the Declining Lender shall agree at the time of such assignment to the extension to the applicable Extension Date of the Commitment assigned to it, which agreement shall be set forth in a written instrument delivered and satisfactory to the Borrower and the Administrative Agent.

         2.21. Termination of Commitment of Declining Lender. At any time prior to the replacement of a Declining Lender pursuant to Section 2.20, the Borrower may, upon not less than 15 days' prior notice to the Administrative Agent and such Declining Lender, terminate the Commitment of such Declining Lender as of a Business Day (prior to the expiration of such Commitment) set forth in such notice, provided, however, that if such Declining Lender is an Issuing Bank, such termination shall be permitted only upon satisfaction of the requirements set forth in Section 4.10. In the event of such termination, the Borrower shall pay to the Administrative Agent on the date of termination of such Commitment, for the account of such Declining Lender, all Loans and other sums payable to such Declining Lender hereunder and all amounts (if any) payable to such Declining Lender under Section 3.4 by reason of such payment. Such Declining Lender shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 4.9 and 10.6(b) (to the extent such Declining Lender's entitlement to such benefit arose out of its position as a Lender prior to the termination of its Commitment).

                                  ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

              (i) subjects at least two Lenders or applicable Lending Installations to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to such Lenders in respect of their Fixed Rate Loans, or

              (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, at least two Lenders or applicable Lending Installations (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

              (iii) imposes any other condition the result of which is to increase the cost to at least two Lenders or applicable Lending Installations of making, funding or maintaining Fixed Rate Loans or reduces any amount receivable by at least two Lenders or applicable Lending Installations in connection with their Eurodollar Loans, or requires at least two Lenders or applicable Lending Installations to make any payment calculated by reference to the amount of Fixed Rate Loans held or interest received by them, by an amount deemed material by such Lenders, and the result of any of the foregoing is to increase the cost to such Lenders or applicable Lending Installations of making or maintaining their Fixed Rate Loans or Commitments or to reduce the return received by such Lenders or applicable Lending Installations in connection with such Fixed Rate Loans or Commitments, then, within 30 days of demand by such Lenders, the Borrower shall pay such Lenders such additional amount or amounts as will compensate such Lenders for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If at least two Lenders determine the amount of capital required or expected to be maintained by such Lenders, any Lending Installation of such Lenders or any corporation controlling such Lenders is increased as a result of a Change (as hereinafter defined), then, within 30 days of demand by such Lenders, the Borrower shall pay such Lenders the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lenders determine is attributable to this Agreement, their Loans or their Commitments to make Loans or to issue or participate in Facility Letters of Credit hereunder (after taking into account such Lenders' policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other Law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of Law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

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

         3.3. Availability of Certain Advances. If any Lender determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable Law and so notifies the Administrative Agent, the Borrower shall repay any Fixed Rate Loans held by such Lender that violate any Law and (if such Loan is a Ratable Loan) immediately reborrow the amount thereof as a Floating Rate Loan from such Lender. In the event that Lenders whose Commitments aggregate not more than one-third of the Aggregate Commitment have determined that maintenance of a Type of Fixed Rate Loan at a suitable Lending Institution would violate any applicable Law, the Borrower may, but only for a period of 90 days, request Ratable Advances of, or conversions into or continuations of Advances of, such Type, in which event the Lenders that have determined that maintenance of such Type of Fixed Rate Loans would violate applicable Law shall make their Ratable Shares of such Advances (or continuations or conversions) as Floating Rate Loans, and all other Lenders shall make their Ratable Shares of such Advances (or continuations or conversions) as Fixed Rate Loans of such Type. Except as provided in the preceding sentence, if any Lender determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable Law, Fixed Rate Advances of such Type shall be suspended with respect to all Lenders. If the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Ratable Advances are not available or (ii) the interest rate applicable to a Rate Option does not accurately reflect the cost of making or maintaining the applicable Ratable Advance, then the Administrative Agent shall suspend the availability of the affected Rate Option.

         3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made, or any Advance is not continued or converted into a Fixed Rate Advance, on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost (including any internal administrative costs not to exceed $250.00) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance. Notwithstanding the foregoing, if such loss or cost results from an occurrence other than (i) a prepayment by the Borrower (except a prepayment required to be made under Section 3.3 by reason of a change in any Law or interpretation of Law occurring after the making of, or conversion into or continuation of, a Type of Fixed Rate Loan and resulting in the determination that maintenance by a Lender of such Type of Fixed Rate Loan violates applicable Law pursuant to Section 3.3), or (ii) a default by the Borrower or by the Lenders, the Borrower's obligation to indemnify the Lenders shall be limited to one-half (1/2) of the losses or costs incurred by each Lender.

         3.5. Taxes. (a) The Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

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

              (b) The Borrower agrees unconditionally to indemnify and save the Administrative Agent and the Lenders harmless from and against any or all present or future claims, liabilities or losses with respect to or resulting from any omission by the Borrower to pay, or any delay in paying, any Other Taxes. Such indemnification payments by the Borrower shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

              (c) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement,
(i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or a successor form), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9 (or a successor form), as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred after the date such Lender becomes a Lender hereunder and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

              (d) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to Section 3.5(c) (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under Section 3.5(c), the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes, at no cost to the Borrower.

              (e) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

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         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its applicable Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of the applicable Fixed Rate Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, materially disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount (which calculations shall be made in good faith), shall be delivered within 90 days after the date on which such Lender becomes aware of such amounts being due and ascertains the amount so due, and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within 30 days after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                          THE LETTER OF CREDIT FACILITY

         4.1. Facility Letters of Credit. At the request of the Borrower, each Issuing Bank shall, within the limits of its Issuing Bank's L/C Limit and on the terms and conditions set forth in this Agreement, issue from time to time for the account of the Borrower, through such offices or branches as it and the Borrower may jointly agree, one or more Facility Letters of Credit (which, in the case of a Performance Letter of Credit, may be an Escrow Agreement) in accordance with this Article IV, during the period commencing on the Closing Date and ending on the Business Day prior to the Facility Termination Date.

         4.2. Limitations. No Issuing Bank shall issue, amend or extend, at any time, any Facility Letter of Credit:

              (i) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder,
                       (A) the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank shall exceed any limit imposed by Law upon such Issuing Bank or (B) the outstanding undrawn face amount of all Facility Letters of Credit issued by such Issuing Bank shall exceed such Issuing Bank's L/C Limit;

              (ii) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the aggregate principal amount of the Facility Letter of Credit Obligations would exceed the L/C Sublimit;

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

              (iii) that is in (or in the case of an amendment of a Facility Letter of Credit, increases the face amount thereof by) an amount in excess of the then Aggregate Available Credit;

              (iv) if such Issuing Bank receives written notice from the Administrative Agent on the proposed Issuance Date of such Facility Letter of Credit that the conditions precedent contained in Sections 5.1 or 5.2, as applicable, would not on such Issuance Date be satisfied unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such Issuing Bank by the Administrative Agent;

              (v)      that is in a currency other than U.S. Dollars; or

              (vi)     that has a stated maturity date later than the earlier of
                       (A) four years after the Issuance Date and (B) one year after the Facility Termination Date, provided, however, that, no Declining Lender that is an Issuing Bank shall issue or extend a Facility Letter of Credit that has a stated maturity date that is later than its Declining Lender's Termination Date. For purposes of this clause
                       (vi), the "stated maturity date" is the expiration date of the Facility Letter of Credit, giving effect to any future extension thereof under an automatic renewal provision, unless such automatic renewal provision permits the Issuing Bank to elect not to extend by giving written notice of cancellation to the beneficiary of such Facility Letter of Credit.

         4.3. Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, as applicable, the issuance of any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

              (i) the Borrower shall have delivered to such Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents (including, if requested, an Application) and materials as may be reasonably required pursuant to the terms thereof, and the proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuing Bank in form and content; and

              (ii) as of the Issuance Date no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain such Issuing Bank from issuing the Facility Letter of Credit and no Law applicable to such Issuing Bank and no directive from any Official Body with jurisdiction over such Issuing Bank shall prohibit such Issuing Bank from issuing Letters of Credit generally or from issuing that Facility Letter or Credit.

         4.4. Procedure for Issuance of Facility Letters of Credit. (a) The Borrower shall give such Issuing Bank and the Administrative Agent not less than five (5) Business Days' (or such shorter period as such Issuing Bank, the Borrower and the Administrative Agent shall agree) prior notice (in writing or by telephonic notice confirmed promptly in writing) of any requested issuance of a Facility Letter of Credit under this Agreement. Such notice shall specify (i)

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

the stated amount of the Facility Letter of Credit requested, (ii) the requested Issuance Date, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which date shall be in compliance with the requirements of Section 4.2(vi), (iv) the purpose for which such Facility Letter of Credit is to be issued, (v) the Person for whose benefit the requested Facility Letter of Credit is to be issued, and (vi) whether such Facility Letter of Credit is a Performance Letter of Credit (and, if so, whether it is an Escrow Agreement) or a Financial Letter of Credit. At the time such request is made, the Borrower shall also provide such Issuing Bank with a copy of the form of the Facility Letter of Credit it is requesting be issued.

              (b) As soon as practicable and in no event later than one Business Day prior to the requested date of issuance of such Facility Letter of Credit, such Issuing Bank shall approve or disapprove, in its reasonable discretion, the issuance of such requested Facility Letter of Credit and shall notify the Borrower and the Administrative Agent of such approval or disapproval, but the issuance of such approved Facility Letter of Credit shall continue to be subject to the provisions of this Article IV.

              (c) As soon as practicable and in no event later than one Business Day prior to the issuance of a Facility Letter of Credit approved by an Issuing Bank as provided in Section 4.4(b), the Borrower shall confirm by notice ("Facility Letter of Credit Notice") in writing to the Administrative Agent and to such Issuing Bank the intended Issuance Date and amount of such Facility Letter of Credit. Not later than 10:00 a.m. (Chicago time) on the Business Day following its receipt of a Facility Letter of Credit Notice, the Administrative Agent shall determine and shall notify the Issuing Bank and the Borrower (in writing or by telephonic notice confirmed promptly thereafter in writing) whether issuance of the requested Facility Letter of Credit would be permitted under the provisions of Sections 4.2(ii) and (iii). If the Administrative Agent notifies such Issuing Bank and the Borrower that such issuance would be so permitted, then, subject to the terms and conditions of this Article IV and provided that the applicable conditions set forth in Sections 5.1 and 5.2 have been satisfied, such Issuing Bank shall, on the requested Issuance Date, issue the requested Facility Letter of Credit in accordance with such Issuing Bank's usual and customary business practices. Such Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit.

              (d) An Issuing Bank shall not extend (other than by operation of an automatic renewal provision) or amend any Facility Letter of Credit unless the requirements of this Section 4.4 are met as though a new Facility Letter of Credit were being requested and issued.

              (e) Any Lender may, but shall not be obligated to, issue to the Company or any Subsidiary Letters of Credit (that are not Facility Letters of Credit) for its own account, and at its own risk. None of the provisions of this
Article IV shall apply to any Letter of Credit that is not a Facility Letter of Credit.

         4.5. Duties of Issuing Bank. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in
Section 4.4 in all material respects, relieve any Lender of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Facility

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

Letter of Credit, an Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance with the requirements of such Facility Letter of Credit.

         4.6. Participation. (a) Immediately upon issuance by an Issuing Bank of any Facility Letter of Credit in accordance with Section 4.4 (and, in the case of the Existing Letters of Credit, on the Closing Date), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, in the amount of its Ratable Share of, such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto other than amounts owing to such Issuing Bank under Section 3.2 or 4.7(b)). Immediately upon a Declining Lender's Termination Date, each other Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Declining Lender, without recourse or warranty, a portion of each such Declining Lender's undivided interest and participation in all outstanding Facility Letters of Credit (in the proportion of the Ratable Shares of such purchasing Lenders determined immediately following the termination of the Declining Lenders' Commitments) such that, upon such purchase, each Lender holds an undivided interest and participation in all outstanding Facility Letters of Credit in the amount of its then Ratable Share thereof.

              (b) In the event that an Issuing Bank makes any payment under any Facility Letter of Credit, the Borrower shall immediately and unconditionally reimburse the Issuing Bank therefor, whether through an Advance hereunder or otherwise. If the Borrower shall not have repaid such amount to such Issuing Bank on or before the date of such payment by such Issuing Bank, such Issuing Bank shall promptly so notify the Administrative Agent, which shall promptly so notify each Lender. Upon receipt of such notice, each Lender severally agrees that it shall promptly and unconditionally pay to the Administrative Agent (in same day funds) for the account of such Issuing Bank the amount of such Lender's Ratable Share of the payments so made by such Issuing Bank, and the Administrative Agent shall promptly pay such amount, and any other amounts received by the Administrative Agent for such Issuing Bank's account pursuant to this Section 4.6(b), to such Issuing Bank. If the Administrative Agent so notifies such Lender prior to 10:00 a.m. (Chicago time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuing Bank such Lender's Ratable Share of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Ratable Share of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, such Lender agrees to pay to the Administrative Agent for the account of such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank, at the Federal Funds Effective Rate. The failure of any Lender to make available to the Administrative Agent for the account of such Issuing Bank such Lender's Ratable Share of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Ratable Share of any payment on the date such payment is to be made.

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

              (c) The payments made by the Lenders to an Issuing Bank in reimbursement of amounts paid by it under a Facility Letter of Credit shall constitute, and the Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Advances hereunder and such payments shall for all purposes be treated as Advances (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.5). Such Advances shall be ABR Advances, subject to the Borrower's rights under Article II hereof.

              (d) Upon the request of the Administrative Agent or any Lender, an Issuing Bank shall furnish to the requesting Administrative Agent or Lender copies of any Facility Letter of Credit or Application to which such Issuing Bank is party.

              (e) The obligations of the Lenders to make payments to the Administrative Agent for the account of an Issuing Bank with respect to a Facility Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including without limitation the following:

              (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

              (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), such Issuing Bank, the Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Loan Party and the beneficiary named in any Facility Letter of Credit);

              (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

              (v) any failure by the Administrative Agent or an Issuing Bank to make any reports required pursuant to Section 4.8; or

              (vi)     the occurrence of any Default or Unmatured Default.

         4.7. Compensation for Facility Letters of Credit. (a) The Borrower agrees to pay to the Administrative Agent (except to the extent that the Borrower shall be required to pay directly to the Lenders as provided in Section 4.7(c)), in the case of each outstanding Facility Letter of Credit, the Facility Letter of Credit Fee therefor, payable quarterly in arrears as hereinafter provided on the daily average face amount (net of permanent reductions) of each Facility Letter of Credit outstanding at any time during the preceding calendar

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

quarter (but excluding any period prior to the Closing Date during which an Existing Letter of Credit was outstanding, with respect to which period fees shall be payable as provided in Section 5.1(xi)). The Facility Letter of Credit Fees shall be due and payable quarterly in arrears (A) not later than five (5) Business Days following Administrative Agent's delivery to Borrower of the quarterly statement of Facility Letter of Credit Fees, (B) on the Facility Termination Date and (C) if any Facility Letter of Credit remains outstanding after the Facility Termination Date on the first day of each calendar quarter thereafter until the first day of the calendar quarter after the date on which the last outstanding Facility Letter of Credit ceases to be outstanding (each such date specified in clause (A), (B) or (C), a "Quarterly Payment Date"). The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when received by it, to the Lenders in their pro rata shares thereof.

              (b) The Borrower agrees to pay to the Administrative Agent for the account of each Issuing Bank (except to the extent that the Borrower shall be required to pay directly to the Issuing Bank as provided in Section 4.7(c)) an issuance fee of 0.125% per annum payable quarterly in arrears on each Quarterly Payment Date (including, if any Facility Letter of Credit remains outstanding after the Facility Termination Date, each Quarterly Payment Date thereafter until the first Quarterly Payment Date after the date on which the last outstanding Facility Letter of Credit ceases to be outstanding) on the daily average face amount (net of permanent reductions) of each Facility Letter of Credit issued by such Issuing Bank and that was outstanding at any time during the preceding calendar quarter (but excluding any period prior to the Closing Date during which an Existing Letter of Credit was outstanding, with respect to which period fees shall be payable as provided in Section 5.1(xi)). The Administrative Agent shall promptly remit such issuance fee, when received by the Administrative Agent to such Issuing Bank.

              (c) After the Facility Termination Date and the payment in full of all other Obligations, the Borrower shall make on each Quarterly Payment Date
(i) payments of Facility Letter of Credit Fees under Section 4.7(a) directly to the Lenders in the amounts of their respective Ratable Shares thereof and (ii) payments of issuance fees under Section 4.7(b) directly to each Issuing Bank that issued a Facility Letter of Credit that was outstanding at any time during the prior calendar quarter.

              (d) Facility Letter of Credit Fees and issuance fees payable to the Issuing Bank shall be calculated, on a pro rata basis for the period to which such payment applies, for actual days elapsed during such period, on the basis of a 360-day year.

         4.8. Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the third (3rd) Business Day following the last day of each month, provide to the Administrative Agent a schedule of the Facility Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the Issuance Date, account party, original face amount, amount (if any) paid thereunder, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month (and whether such Facility Letter of Credit is a Performance Letter of Credit or Financial Letter of Credit) and the aggregate amount (if any) payable by the Borrower to such Issuing Bank during the month pursuant to Section 3.2. Copies of such reports shall be provided promptly to each Lender and the Borrower by the Administrative Agent.

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         4.9. Indemnification; Nature of Issuing Bank's Duties. (a) In addition to amounts payable as elsewhere provided in this Article IV, the Borrower hereby agrees to protect, indemnify, pay and save the Administrative Agent and each Lender and Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against the Administrative Agent, any Issuing Bank or any Lender as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit other than, in the case of an Issuing Bank, as a result of its willful misconduct or gross negligence, or (ii) the failure of an Issuing Bank to honor a drawing under a Facility Letter of Credit issued by it as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

              (b) As among the Borrower, the Lenders, the Administrative Agent and any Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of Facility Letters of Credit by, the respective beneficiaries of such Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Administrative Agent nor any Lender nor (subject to the provisions of Section 4.9(d)) an Issuing Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, such Issuing Bank and the Lenders including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any of an Issuing Bank's rights or powers under this Section 4.9.

              (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Bank under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

              (d) Notwithstanding anything to the contrary contained in this
Section 4.9, the Borrower shall have no obligation to indemnify an Issuing Bank under this Section 4.9 in respect of any liability incurred by such Issuing Bank arising primarily out of the willful misconduct or gross negligence of such

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

Issuing Bank, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment made under the Facility Letters of Credit issued by such Issuing Bank, unless such dishonor was made at the request of the Borrower.

         4.10. Cash Collateralization. (a) If the expiration date of any Facility Letter of Credit is (i) later than the Facility Termination Date or
(ii) in the case of a Facility Letter of Credit issued by a Declining Lender, later than such Declining Lender's Termination Date or such date on which such Declining Lender's Commitment is terminated pursuant to Section 2.21, the Borrower shall, or shall cause one or more of the other Loan Parties to, (x) in the case of clause (i) above, cash collateralize such Facility Letter of Credit not less than thirty (30) days prior to the Facility Termination Date or (y) in the case of clause (ii) above, enter in such other arrangements as may be satisfactory to such Declining Lender for the purpose of terminating the participation interests of all other Lenders in such Facility Letter of Credit. For purposes hereof, "cash collateralize" means, with respect to any Facility Letter of Credit, that the Borrower or another Loan Party shall provide, to the Administrative Agent for the benefit of the Lenders, cash or other collateral satisfactory to the applicable Issuing Bank and the Required Lenders in an amount equal to such Facility Letter of Credit and shall enter into such other indemnification agreement as the Issuing Bank and the Required Lenders may require.

              (b) Any Declining Lender that is an Issuing Bank shall, upon satisfaction by the Borrower of the provisions of paragraph (a) above with respect to all outstanding Facility Letters of Credit issued by such Declining Lender, execute and deliver to the Administrative Agent, on or before the date of termination of such Declining Lender's Commitment, a written instrument satisfactory to Administrative Agent confirming that, upon the termination of such Declining Lender's Commitment, all outstanding Facility Letters of Credit issued by such Declining Lender shall cease to be Facility Letters of Credit hereunder and that all participation interests of the other Lenders therein shall terminate. Upon the termination of such Declining Lender's Commitment in accordance with the provisions of Section 2.21, all outstanding Facility Letters of Credit issued by such Declining Lender shall cease to be Facility Letters of Credit hereunder, and the participation interests of the other Lenders therein shall cease and terminate.

         4.11. No Obligation. No Lender shall have any obligation hereunder to accept or approve any request for, or to issue, amend or extend, any Letter of Credit hereunder except Facility Letters of Credit in accordance with this
Article IV.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1. Closing Conditions. This Agreement shall not be effective unless the Borrower has paid to the Administrative Agent the fees provided for in the Fee Letter and has furnished to the Administrative Agent:

              (i) Copies of the articles or certificate of incorporation of each of the Borrower and the Company, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation, together with any other information required by Section 326 of the USA PATRIOT ACT or necessary for the Administrative Agent or any Lender to verify the identity of Borrower as required by
                       Section 326 of the USA PATRIOT ACT.

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

              (ii) Copies, certified by the Secretary or Assistant Secretary of each of the Borrower and the Company, of the by-laws and Board of Directors' resolutions and resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which the Borrower or the Company (as applicable) is a party.

              (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrower and the Company, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower or the Company (as applicable) authorized to sign the Loan Documents to which the Borrower or the Company (as applicable) is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or the Company (as applicable).

              (iv) To the extent requested by the Administrative Agent, copies of the articles or certificate of incorporation, partnership agreement or limited liability company operating agreement of each other Loan Party, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

              (v) To the extent requested by the Administrative Agent, copies, certified by the Secretary or Assistant Secretary of each other Loan Party, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party.

              (vi) An incumbency certificate, executed by the Secretary or Assistant Secretary of each other Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party.

              (vii) A certificate, signed by the chief financial officer, controller or chief accounting officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

              (viii) Written opinions of the Company's and Borrower's counsel, addressed to the Lenders in substantially the forms of Exhibit H and Exhibit I.

              (ix) Any Notes requested by a Lender pursuant to Section 2.11 payable to the order of each such requesting Lender.

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

              (x) The Guaranty Agreement duly executed by each of the Guarantors in substantially the form of Exhibit J hereto.

              (xi) Evidence satisfactory to the Administrative Agent that all Indebtedness (other than the Existing LCs) under the Prior Credit Agreement shall have been simultaneously paid in full and the Prior Credit Agreement shall have been terminated.

              (xii) Such other documents as any Lender or its counsel may have reasonably requested.

         5.2. Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), and no Issuing Bank shall be required to issue, amend or extend a Facility Letter of Credit unless on the applicable Borrowing Date or Issuance Date:

              (i)      There exists no Default or Unmatured Default, except for
                       (A) Unmatured Defaults that will be cured, and that the Borrower certifies will be cured, by the use of the proceeds of such Advance or the issuance, amendment or extension of such Facility Letter of Credit or (B) Unmatured Defaults (other than the failure to pay any Obligation hereunder) that are not reasonably likely to have a Material Adverse Effect and that the Borrower certifies that it reasonably expects to cure before the date on which the same becomes a Default.

              (ii) The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date or Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

              (iii) All legal matters incident to the making of such Advance or issuance, amendment or extension of such Facility Letter of Credit shall be satisfactory to the Administrative Agent and its counsel and, in the case of a Facility Letter of Credit, the Issuing Bank and its counsel.

         Each Ratable Borrowing Notice, Competitive Bid Borrowing Notice and Swing Line Borrowing Notice with respect to each such Advance, and each Facility Letter of Credit Notice with respect to the issuance, amendment or extension of each such Facility Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and
(ii) have been satisfied. The Administrative Agent or an Issuing Bank may require a duly completed compliance certificate in substantially the form of Exhibit K (but without any requirement for updating the calculations of compliance with financial covenants) as a condition to making an Advance or the issuance, amendment or extension of a Facility Letter of Credit.

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                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Borrower and the Company each represent and warrant to the Lenders that:

         6.1. Existence and Standing. Each of the Borrower and the Company is a corporation, duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Each of the other Loan Parties is a corporation, partnership, limited liability company or trust duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent in each case it is material to the operation of the businesses of the Loan Parties taken as a whole.

         6.2. Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate (or, in the case of Loan Parties that are not corporations, other) proceedings, and the Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors' rights generally and except, in the case of any Designated Guarantor that, upon request by the Borrower in accordance with Section 10.13 would be converted to a Non-Loan Party, any violation of the foregoing that does not have a material adverse effect on the ability of the Lenders or the Administrative Agent to substantially realize the benefits afforded under the Loan Documents (it being agreed that the parties will work together diligently to remedy promptly any such violation).

         6.3. No Conflict; Consent. Neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any Law binding on any of the Loan Parties or their respective Property or
(ii) the articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, of the Loan Parties, or (iii) the provisions of any material indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Loan Party pursuant to the terms of any such indenture, instrument or agreement. As of the Closing Date, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Official Body or any other Person that has not been obtained by any Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings and the issuance of Facility Letters of Credit under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

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         6.4. Financial Statements. The October 31, 2003 and April 30, 2004
consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such respective dates and the consolidated results of their operations for the respective periods then ended (subject, in the case of the April 30, 2004 financial statements, to the absence of footnotes and to year-end adjustments).

         6.5. Material Adverse Change. As of the Closing Date, since October 31, 2003 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Loan Parties that could reasonably be expected to have a Material Adverse Effect.

         6.6. Taxes. Except for violations or failures that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect, the Loan Parties have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by any of the Loan Parties, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. The United States income tax returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended October 31, 1993. Except for violations or failures that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect, (i) no tax Liens have been filed and no claims are being asserted with respect to any such taxes, (ii) the charges, accruals and reserves on the books of the Loan Parties in respect of any taxes or other governmental charges are adequate in all material respects and (iii) if any Loan Party is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

         6.7. Litigation and Contingent Obligations. Except as set forth on
Schedule 6, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any of the Loan Parties that (a) could reasonably be expected to have a Material Adverse Effect or (b) seeks to prevent, enjoin or delay the making of any Loans except (but only in the case of any litigation, arbitration, governmental investigation, proceeding or inquiry described in this clause (b) arising after the Closing Date) to the extent that the Borrower has disclosed the same to the Administrative Agent and has concluded, on the basis of advice of independent counsel and to the satisfaction of the Administrative Agent, that the same is not reasonably likely to result in the prevention, injunction or delay in the making of the Loans and that the pendency of such litigation, arbitration, governmental investigation, proceeding or inquiry does not have a Material Adverse Effect. Other than any liability incident to any litigation, arbitration or proceeding that (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on
Schedule 6, as of the Closing Date, the Loan Parties have no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6.4.

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

         6.8. Subsidiaries. Schedule 7 contains an accurate list of all Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company, the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         6.9. Accuracy of Information. No information, exhibit or report furnished by any of the Loan Parties to the Administrative Agent or to any Lender on or before the Closing Date in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         6.10. Regulation U. None of the Loan Parties holds or intends to hold margin stock (as defined in Regulation U) in amounts such that more than 25% of the value of the assets of any Loan Party are represented by margin stock.

         6.11. Material Agreements. None of the Loan Parties is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         6.12. Compliance With Laws. The Loan Parties have complied with all Laws applicable to the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply that could not reasonably be expected to have a Material Adverse Effect.

         6.13. Ownership of Properties. Except as set forth on Schedule 8, on the Closing Date, the Loan Parties will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the Company's most recent consolidated financial statements provided to the Administrative Agent as owned by the Loan Parties, except for transfers of such Property and assets permitted under the terms of the Prior Credit Agreement.

         6.14. ERISA.

         6.14.1. Plan Assets; Prohibited Transactions. None of the Loan Parties is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans nor the issuance of Facility Letters of Credit hereunder gives rise to a Prohibited Transaction.

         6.14.2. Liabilities. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Company nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans or Multiple Employer Plans that individually or in the aggregate with all such withdrawal liabilities exceeds $10,000,000.

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

         6.14.3. Plans and Benefit Arrangements. Except as set forth in Schedule 9 or to the extent a violation of the foregoing would not reasonably be expected to have a Material Adverse Effect:

              (i) The Company and each member of the Controlled Group is in compliance with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has not been any Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Company, with respect to any Multiemployer Plan or Multiple Employer Plan. The Company and all members of the Controlled Group have made any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Company and each member of the Controlled Group (i) have fulfilled their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

              (ii) To the best of the Company's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

              (iii) Neither the Company nor any other member of the Controlled Group has instituted proceedings to terminate any Plan.

              (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

              (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed from time to time in and as of the date of the actuarial reports for such Plan does not exceed the aggregate fair market value of the assets of such Plan.

              (vi) Neither the Company nor any other member of the Controlled Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Company, no Multiemployer Plan or Multiple Employer Plan is or shall be reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

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              (vii)    To the extent that any Benefit Arrangement is insured,
                       the Company and all members of the Controlled Group have paid when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Company and all members of the Controlled Group have made all contributions required to be paid for all prior periods.

         6.15. Investment Company Act. None of the Loan Parties is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         6.16. Public Utility Holding Company Act. None of the Loan Parties is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.17. Employment Matters. The Loan Parties are in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except for failures to comply that would not individually or in the aggregate have a Material Adverse Effect. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Company or any Loan Party that in any case or in the aggregate would have a Material Adverse Effect.

         6.18. Environmental Matters. Except as disclosed on Schedule 10:

              (i) In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company due to Environmental Laws, and, on the basis of this consideration, the Company has concluded that compliance with Environmental Laws cannot reasonably be expected to have a Material Adverse Effect.

              (ii) Except for violations or failures that individually and in the aggregate are not reasonably likely to result in a Material Adverse Effect, (A) none of the Loan Parties has received any Environmental Complaint from any Official Body or other Person alleging that any Loan Party or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. ss. 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received and (B) there are no pending or, to the Company's knowledge, threatened Environmental Complaints relating to any Loan Party or, to the Company's knowledge, any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions.

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

              (iii) Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) there are no circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and (B) there are no past or present Environmental Conditions at, on or under the Property or, to the Company's knowledge, at, on or under adjacent property, that prevent compliance with Environmental Laws at the Property.

              (iv) Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under the Property, or, to the Company's knowledge, at, on or under adjacent property, that result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise a violation of any Environmental Laws, or are not likely to have a Material Adverse Effect.

              (v) Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) there are no underground storage tanks, or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under the Property that do not have a full operational secondary containment system in place and are not in compliance with all Environmental Laws, and (B) there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property that have not been either abandoned in place, or removed, in accordance with the Environmental Laws.

              (vi) Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) each Loan Party has all material permits, licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party as conducted by such Loan Party and (B) the Loan Parties have submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property.

              (vii) Except for violations which individually and in the aggregate are not likely to have a Material Adverse Effect, all past and present on-site generation, storage, processing, treatment, recycling, reclamation of disposal of Solid Waste at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation and disposal of Solid Waste have been done in accordance with the Environmental Laws.

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         6.19. Senior Debt Status. The Obligations rank (a) at least pari passu in priority of payment with all other Senior Indebtedness of the Loan Parties except Indebtedness secured by Permitted Liens and (b) prior in right of payment over the Subordinated Indebtedness.

         6.20. Designated Guarantors. All Subsidiaries of the Company that are integral to the homebuilding business of the Toll Group are Designated Guarantors.

                                  ARTICLE VII

                                   COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrower and the Company will perform and observe, and (as and where applicable) will cause the other Loan Parties to perform and observe, the following covenants:

         7.1. Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

              (i) Audited Financial Statements. Within 95 days after the close of each of its fiscal years, an unqualified (except for qualifications (a) relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Company's independent certified public accountants or (b) which are not adverse in the judgment of the Majority Lenders) audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for the Company and its Subsidiaries, including balance sheets as of the end of such period, a related consolidated profit and loss statement, and a consolidated statement of cash flows, accompanied by any management letter prepared by said accountants.

              (ii) Quarterly Financial Statements. Within 50 days after the close of the first three quarterly periods of each fiscal year of the Company, for the Company and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and a related consolidated profit and loss statement and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, which statements shall be either a complete and accurate copy of such signed statements as filed with the SEC or certified by the Company's chief financial officer, chief accounting officer or controller (which certificate shall be satisfactory in form to the Administrative Agent).

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              (iii)    Annual Plan and Forecast. As soon as available, but in
                       any event within 120 days after the beginning of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Company for such fiscal year.

              (iv) Compliance Certificate. Within five (5) days after each of the dates on which financial statements are required to be delivered under Sections 7.1(i) and (ii), a compliance certificate in substantially the form of Exhibit K signed by the chief financial officer, chief accounting officer or controller of the Company showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

              (v) Annual ERISA Statement. If applicable, within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

              (vi) Reportable Event. As soon as possible and in any event within 10 days after any Loan Party knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer, chief accounting office or controller of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

              (vii) Environmental Notices. As soon as possible and in any event within 10 days after a Senior Executive of a Loan Party receives the same, a copy of (a) any notice or claim to the effect that any Loan Party is or may be liable to any Person as a result of the release by any Loan Party or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any Loan Party, that, in either case, could reasonably be expected to have a Material Adverse Effect.

              (viii) Borrowing Base Certificate. At any time that the Leverage Ratio equals or exceeds 1.75 to 1.00 as of the last day of a fiscal quarter, simultaneous with the delivery of the Compliance Certificate required to be delivered with respect to such fiscal quarter pursuant to Section 7.1(iv), a Borrowing Base Certificate.

              (ix) Notices Regarding Plans and Benefit Arrangements. (A) Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of: (1) any Prohibited Transaction that could subject the Company or any member of the Controlled Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder that in either case would

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

                       reasonably be expected to result in a liability in excess of $1,000,000; (2) any assertion of material withdrawal liability with respect to any Multiemployer Plan or Multiple Employer Plan; (3) any partial or complete withdrawal from a Multiemployer Plan, by the Company or any member of the Controlled Group under Title IV of ERISA (or assertion thereof), which such withdrawal is likely to result in a material liability; (4) any withdrawal by the Company or any member of the Controlled Group from a Multiple Employer Plan; (5) any failure by the Company or any member of the Controlled Group to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA; (6) the adoption of any amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (7) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase the unfunded benefit liability or to materially reduce the liability to make periodic contributions.

                       (B) Promptly after receipt thereof, copies of (a) all notices received by the Company or any member of the Controlled Group of the PBGC's intent to terminate any Plan administered or maintained by the Company or any member of the Controlled Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Company or any member of the Controlled Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Company or any member of the Controlled Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Company or any member of the Controlled Group with the Internal Revenue Service with respect to each such Plan.

                       (C) Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the IRS in connection with the termination of any Plan.

              (x) Project Reports. Within thirty (30) days after the end of each fiscal quarter of the Borrower and, from and after delivery of a Compliance Certificate evidencing that the Leverage Ratio exceeds 1.75 to 1.00 as of the last day of a fiscal quarter and until the delivery of a Compliance Certificate for a subsequent fiscal quarter evidencing that the Leverage Ratio does not exceed 1.75 to 1.00 as of the last day of such fiscal quarter, each calendar month, statements accompanied by a certificate of the chief financial officer, chief accounting officer or controller of Company, actually setting forth for the last week of the prior calendar quarter or month (as

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

                       applicable) sales reports showing unit sales and unsold inventory completed or under construction by the Loan Parties in connection with each of their projects.

              (xi) Subordinated Loan Documents. Prior to any Loan Party's entering into or amending any Subordinated Loan Documents, copies thereof and a description of any material differences between the subordination provisions of such Subordinated Loan Documents and the subordination provisions of the Subordinated Loan Documents identified in Schedule 4 or most recently approved hereunder.

              (xii) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party which would be required to be reported by the Company on Forms 10-Q, 10-K or 8-K filed with the SEC.

              (xiii) Shareholder Reports. Promptly upon the furnishing thereof to the shareholders of the Company, complete and accurate copies of all financial statements, reports and proxy statements so furnished.

              (xiv) SEC Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports that any of the Loan Parties files with the SEC.

              (xv) Other Information. Such other information (including non-financial information) as the Administrative Agent may from time to time reasonably request.

         7.2. Use of Proceeds. The Borrower and each other Loan Party will use the proceeds of the Advances for lawful, general business purposes. Neither the Borrower nor any other Loan Party will use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         7.3. Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default (excepting any Unmatured Default that has not had and could not reasonably be expected to have a Material Adverse Effect and that the Borrower reasonably expects to cure prior to the date on which such Unmatured Default would become a Default) and of any other development, financial or otherwise, that could reasonably be expected to have a Material Adverse Effect.

         7.4. Conduct of Business. The Loan Parties will carry on and conduct their businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted (and fields reasonably related thereto) and, in the case of the Borrower and the Company, will do (and in the case of any other Loan Party, to the extent that its failure to do so could reasonably be expected to have a Material Adverse Effect, will do) all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

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         7.5. Taxes. Except for violations or failures that individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, each Loan Party will file in a timely manner complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         7.6. Insurance. Each Loan Party will maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         7.7. Compliance with Laws. Each Loan Party will comply with all Laws (excluding Environmental Laws, compliance with which is governed by Section 7.25) to which it may be subject, to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect.

         7.8. Maintenance of Properties. Each Loan Party will maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         7.9. Inspection. Each Loan Party will permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Loan Parties, examine and make excerpts of the books of accounts and other financial records of the Loan Parties, and to discuss the affairs, finances and accounts of the Loan Parties with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably designate.

         7.10. Mergers; Consolidations; Dissolutions. No Loan Party shall merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it unless (i) there is no Change of Control of the Loan Party; (ii) the character of the business of the Toll Group on a consolidated basis will not be materially changed by such occurrence; (iii) such occurrence shall not constitute or give rise to a Default or Unmatured Default; and (iv) if, in the case of the Borrower or the Company, it is not the surviving entity of such merger or consolidation, such surviving entity shall promptly execute and deliver to the Administrative Agent (A) an assumption of the Borrower's or the Company's (as applicable) obligations under the Loan Documents to which the Borrower or the Company (as applicable) is party and (B) such certified resolutions, opinions of counsel and other supporting documentation as the Administrative Agent may reasonably request, all of which shall be reasonably satisfactory to the Administrative Agent. Neither the Toll Group nor any portion thereof the dissolution, liquidation or winding up of which could reasonably be expected to have a Material Adverse Effect shall dissolve, liquidate, or wind up its business by operation of law or otherwise.

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         7.11. Distributions of Securities. The Company shall not distribute to its shareholders any securities of any Subsidiary unless (a) such Subsidiary is a Non-Loan Party; (b) such distribution does not constitute or give rise to a Default or Unmatured Default; (c) such distribution does not result in a Change in Control of a Loan Party; and (d) such distribution does not materially change the operations of the Toll Group.

         7.12. Disposition of Assets. None of the Loan Parties will sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its Property (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock (other than capital stock of the Company), shares of beneficial interest or partnership interests of another Loan Party or an Affiliate of a Loan Party), except:

              (i) transactions involving the sale of inventory in the ordinary course of business;

              (ii) any sale, transfer or lease of assets which are no longer necessary or required in the conduct of such Loan Party's business;

              (iii)    any sale, transfer or lease of assets to any other Loan
                       Party;

              (iv) any sale, transfer or lease of assets which are replaced by substitute assets acquired or leased;

              (v) any sale, transfer or lease of assets of, or interests in, a Non-Loan Party or any other Affiliate of the Company that is not a Loan Party; and

              (vi)     mergers or consolidations permitted in this Agreement.

         7.13. Borrower a Wholly-Owned Subsidiary. The Borrower will at all times be a Wholly-Owned Subsidiary of the Company or of a successor to the Company (but only if the ownership by such successor does not constitute or result in a Change of Control).

         7.14. Investments and Acquisitions. None of the Loan Parties will make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or will create any Subsidiary or will become or remain a partner in any partnership or joint venture, except Permitted Investments.

         7.15. Liens. None of the Loan Parties will create, incur, or suffer to exist any Lien in, of or on any Property, except Permitted Liens.

         7.16. Additional Designated Guarantors. The Borrower may at any time designate (in the manner hereinafter provided) any Wholly-Owned Subsidiary of the Company as a Designated Guarantor, and shall designate (in the manner hereinafter provided) each newly-formed or newly-acquired Wholly-Owned Subsidiary of the Company (other than a Mortgage Subsidiary) as a Designated Guarantor on a quarterly basis simultaneously with its delivery of the next

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Compliance Certificate pursuant to Section 7.1(iv) (unless, prior to the time of such delivery, the Borrower satisfies the requirements of Non-Designation of such Wholly-Owned Subsidiary in accordance with Section 10.13) in accordance with the provisions of this Section 7.16. Such designation of a Wholly-Owned Subsidiary of the Company as a Designated Guarantor shall be effected by the delivery by the Borrower to the Administrative Agent of each of the following:

              (i) Notice by the Borrower and the Company identifying such Designated Guarantor, the state of its incorporation, and the ownership of the capital stock or other ownership interests in such Designated Guarantor;

              (ii) A Supplemental Guaranty duly executed and delivered by such Designated Guarantor;

              (iii) Documents with respect to such Designated Guarantor addressing the requirements set forth in clauses (iv),
                       (v) and (vi) of Section 5.1; and

              (iv) Such information relating to the organization, operations and finances of such Designated Guarantor as the Administrative Agent shall reasonably request.

         Upon the Administrative Agent's receipt of the foregoing, all of which shall be reasonably satisfactory to the Administrative Agent in form and substance, such Wholly-Owned Subsidiary of the Company shall be a Designated Guarantor and a Loan Party hereunder.

         7.17. Subordinated Indebtedness. Except as otherwise permitted in the last sentence of this Section 7.17, no Loan Party will make any amendment or modification to any Subordinated Loan Document, without providing at least thirty (30) days' prior written notice thereof to the Administrative Agent and the Lenders, and obtaining the prior written consent of the Required Lenders thereto. The Loan Parties may amend or modify any Subordinated Loan Document without obtaining the consent of the Required Lenders if after giving effect to such amendment or modification (a) the subordination provisions therein would be permitted under this Agreement, and (b) the Administrative Agent in its sole discretion determines that the covenants governing such Subordinated Indebtedness affected by the amendment are no more onerous to the borrower of such Subordinated Indebtedness than those contained under this Agreement.

         7.18. Intercompany Loans, Loans from Non-Loan Parties. The Borrower shall make Intercompany Loans available to the Guarantors using proceeds of the Loans. Each Intercompany Loan shall be evidenced either by a promissory note of the obligor under such Intercompany Loan (individually, an "Intercompany Note" and collectively, the "Intercompany Notes") or an intercompany account agreement between Borrower and the obligor under such Intercompany Loan (individually, an "Intercompany Agreement" and collectively, the "Intercompany Agreements") which shall provide for repayment of such Intercompany Loans on such terms as the Borrower and the Guarantors agree. Each Intercompany Loan shall be subordinated to the Guarantors' obligations under the Guaranty Agreements pursuant to the terms of the Guaranty Agreement and shall become due and payable upon the acceleration of the Loans pursuant to Section 9.1 after the occurrence of a Default hereunder. Any Intercompany Note or Intercompany Agreement may in turn be assigned by the Borrower to another Guarantor as a capital contribution to

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such Guarantor. The Company shall establish and maintain such books and records relating to Intercompany Loans and other Investments in the Designated Guarantors as are required to enable it and the Administrative Agent to trace advances and repayments of principal of Intercompany Loans and other investments in the Guarantors.

         7.19. Appraisals.

         7.19.1. Procedures. The Loan Parties shall cooperate with the Lenders and the appraisers in making appraisals of the Borrowing Base Assets which the Administrative Agent, at the direction of the Majority Lenders, may from time to time request. The Borrower may, within ten (10) days following any such request by the Administrative Agent, specify which other of the Borrowing Base Assets it requests to have similarly appraised. Following the first to occur of (A) completion of all appraisals requested at any one time by the Administrative Agent and the Borrower under this Section 7.19, and (B) a date specified by the Administrative Agent no earlier than 45 days after the last request for an appraisal has (or could have) been made by the Borrower in accordance with the immediately preceding sentence, the appraised values of all Borrowing Base Assets which have been appraised (rather than their book value) shall be used for purposes of applying the covenant contained in Section 7.28.2. The Majority Lenders shall have the right to request appraisals pursuant to this Section 7.19 not more than two times in any period of twelve consecutive months, and shall specify in such request all of the Borrowing Base Assets for which the Lenders desire appraisals.

         7.19.2. Costs. Any appraisals by the Administrative Agent shall be at the Lenders' expense (in the proportion of their respective Ratable Shares), unless using such appraised values would result in the covenant contained in
Section 7.28.2 being violated, in which event all such appraisals shall be at the Borrower's expense.

         7.19.3. Appraisers. Any appraisals requested at any one time pursuant to this Section 7.19 shall be made by one or more appraisers for all properties (there shall be no more than one appraiser for each property) located in each state selected by the Borrower from a list of at least three appraisers submitted by the Administrative Agent with respect to such state at the time it makes its request. All appraisers submitted by the Administrative Agent pursuant to this Section 7.19 shall be appraisers who have been approved by the Majority Lenders and the Borrower (such approval not to be unreasonably withheld) and in either event have committed to prepare appraisals within 45 days following the date such appraisals are requested.

         7.20. Mortgage Subsidiaries. The Company shall notify the Administrative Agent of the creation of any Mortgage Subsidiary within seven (7) Business Days after such creation. Such notice shall include the name, state of incorporation and ownership of the capital stock or other ownership interests thereof. The Company shall cause the Mortgage Subsidiaries to engage exclusively in the Mortgage Banking Business. The Company shall deliver information relating to the organization, operations and finances of the Mortgage Subsidiaries as the Administrative Agent may reasonably request from time to time.

         7.21. Qualified Ratings. The Company shall at all times have received at least one Qualified Rating of the Company's Senior Indebtedness or the Indebtedness under the Agreement or any Indebtedness senior to the Subordinated Indebtedness from at least one Qualified Rating Agency, and the Company shall have contracted with at least one such Qualified Rating Agency for the periodic

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modification and updating of such Qualified Ratings. The Company shall notify the Administrative Agent of any new rating of the Company's Senior Indebtedness or its Indebtedness under this Agreement which the Company or any of its Subsidiaries receives or any modification of an existing rating of any such Indebtedness which the Company or any Subsidiary receives, in each instance within three (3) Business Days following the date of such receipt by a Senior Executive of the Company. The Company shall deliver to the Administrative Agent copies of any documents which the Company receives evidencing, describing or explaining or relating to such new or modified rating within such three- (3-) Business Day Period. If the Company shall at any time fail to have at least one Qualified Rating from either S&P or Moody's pursuant to the first sentence above, the Company shall immediately notify the Administrative Agent of such failure.

         7.22. Updates to Schedules. Should any of the information or disclosures provided on Schedules 6, 9 and 10 become outdated or incorrect in any material respect, the Borrower and the Company shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedules as may be necessary or appropriate to update or correct the applicable schedules hereto (i) simultaneously with or promptly following the notice by any of the Loan Parties of a breach of covenant which renders one or more of such schedules misleading or (ii) within five (5) Business Days following the Administrative Agent's request that the Borrower provide updates to either of those Schedules; provided, however that neither Schedule 6 nor Schedule 9 nor Schedule 10 shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of any covenant, warranty or representation resulting from the inaccuracy or incompleteness of either Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedules. The Borrower shall deliver to the Administrative Agent an updated Schedule 7, together with the delivery of the Borrower's quarterly Compliance Certificate pursuant to Section 7.1(iv), if the information contained on the Schedule 7 then in effect shall have changed.

         7.23. Plans and Benefit Arrangements. Except as set forth in Schedule 9 or to the extent a violation of the foregoing would not reasonably be expected to have a Material Adverse Effect either individually or in the aggregate with all other violations:

              (i) The Company and each member of the Controlled Group shall comply with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. The Company shall not permit to occur any Prohibited Transaction with respect to any Benefit Arrangement or any Plan or with respect to any Multiemployer Plan or Multiple Employer Plan. The Company and all members of the Controlled Group shall make all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Company and each member of the Controlled Group (i) shall fulfill their obligations under the minimum funding standards of ERISA, (ii) shall not incur any liability to the PBGC and (iii) shall not have asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

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              (ii)     Each Multiemployer Plan and Multiple Employer Plan shall
                       be able to pay benefits thereunder when due.

              (iii) Neither the Company nor any other member of the Controlled Group shall institute proceedings to terminate any Plan.

              (iv) The Company shall not permit to occur any event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA shall be made to any Plan.

              (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed from time to time in and as of the date of the actuarial reports for such Plan shall not exceed the aggregate fair market value of the assets of such Plan.

              (vi) Neither the Company nor any other member of the Controlled Group shall incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any other member of the Controlled Group shall be notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and no Multiemployer Plan or Multiple Employer Plan shall be reorganized or terminated, within the meaning of Title IV of ERISA.

              (vii) To the extent that any Benefit Arrangement is insured, the Company and all members of the Controlled Group shall pay when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Company and all members of the Controlled Group shall make all contributions required to be paid for all prior periods.

         7.24. Employment Matters. The Loan Parties shall comply with the Labor Contracts and all applicable labor and employment Laws including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would have a Material Adverse Effect either individually or in the aggregate with all other such failures. The Company and the Borrower shall not permit any grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or strikes or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any Loan Party that in any case or in the aggregate would have a Material Adverse Effect.

         7.25. Environmental Matters. Except as disclosed on Schedule 10 hereto:

              (i) Except for violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) no Environmental Complaint shall be issued by any Official Body or other Person

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                       alleging that any Loan Party or any prior or subsequent
                       owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. ss. 9601, et seq. and (B) the Company and the Borrower shall not permit to occur any Environmental Complaint relating to any Loan Party or any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions.

              (ii) Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) the Company and the Borrower shall not permit to occur any circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws or (B) any past or present Environmental Conditions at, on or under the Property or at, on or under adjacent property, that prevent compliance with Environmental Laws at the Property.

              (iii) Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder shall contain or use Regulated Substances except in compliance with Environmental Laws. The Company and the Borrower shall not permit to occur any processes, facilities, operations, equipment or other activities at, on or under the Property, or at, on or under adjacent property that result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise a violation of any Environmental Laws, or are not likely to have a Material Adverse Effect either individually or in the aggregate.

              (iv) Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) the Company and the Borrower shall not permit any underground storage tanks, or underground piping associated with such tanks, to be used for the management of Regulated Substances at, on or under the Property that do not have a full operational secondary containment system in place or are not in compliance with all Environmental Laws, and (B) the Company and the Borrower shall not permit the abandonment of any underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property, except those abandoned in place, or removed, in accordance with the Environmental Laws.

              (v) Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) each Loan Party shall have all material permits, licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party as conducted by such Loan Party and (B) the Loan Parties shall submit all material

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                       notices, reports and other filings required by the
                       Environmental Laws to be submitted to an Official Body which pertain to operations on the Property.

              (vi) Except for violations which individually and in the aggregate are not likely to have a Material Adverse Effect, all on-site generation, storage, processing, treatment, recycling, reclamation of disposal of Solid waste at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation and disposal of Solid Waste shall be done in accordance with the Environmental Laws.

         7.26. Environmental Certificates. The Borrowing Base Assets shall not include any Property for which a Loan Party has not obtained a completed certificate (including an accompanying Phase I environmental report which report shall be in conformity with industry standards) in respect of such Property in substantially the form of Exhibit L (an "Environmental Certificate") from a qualified independent environmental engineer. The Borrower shall, at the request of the Administrative Agent, furnish to the Administrative Agent Environmental Certificates with respect to any Property requested by the Administrative Agent that the Borrower has included in the Borrowing Base, and may, in order to request approval of any exception on Exhibit A of an Environmental Certificate that is not a Permitted Environmental Exception so that the underlying assets may be included in the Borrowing Base, furnish an Environmental Certificate to the Administrative Agent. The Administrative Agent shall with reasonable promptness notify the Borrower and the Lenders of the Administrative Agent's approval or disapproval of any exception on Exhibit A of any such Environmental Certificate that is not a Permitted Environmental Exception. The other Lenders shall have ten (10) Business Days to reverse such approval or disapproval by the vote of the Majority Lenders, in the absence of which vote the Administrative Agent's decision shall stand. The Borrower shall have the right from time to time to submit another Environmental Certificate in respect of Property that was not initially Environmentally Approved Land following the cleanup of any hazardous materials which constituted exceptions to a prior Environmental Certificate in respect of such Property. Neither the Administrative Agent nor any other Lender shall be liable to any Lender or to any Loan Party for any approval or disapproval of any exceptions in any Environmental Certificate made by it in good faith.

         7.27. Senior Debt Status. The Obligations will at all times rank (a) at least pari passu in priority of payment with all other Senior Indebtedness of the Loan Parties except Indebtedness secured by Permitted Liens and (b) prior in right of payment to all Subordinated Indebtedness.

         7.28. Financial Covenants.

         7.28.1. Leverage Ratio. The Company and the Borrower will not permit the Leverage Ratio at any time to be greater than 2.00 to 1.00.

         7.28.2. Borrowing Base. At any time that the Leverage Ratio as of the end of a fiscal quarter equals or exceeds 1.75 to 1.00, the Company and the Borrower will not permit the Borrowing Base (determined as of the end of such fiscal quarter and set forth on the Borrowing Base Certificate required to be delivered for such fiscal quarter pursuant to Section 7.1(viii)) to be less than the sum of (a) Senior Indebtedness (other than Permitted Purchase Money Loans),

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plus (b) an amount equal to 125% of all Permitted Purchase Money Loans secured by any of the Borrowing Base Assets, it being understood that a Permitted Purchase Money Loan shall not be included in the foregoing calculation unless Borrower has included in the Borrowing Base the assets securing such Permitted Purchase Money Loan.

         7.28.3. Tangible Net Worth. The Company will maintain at the end of each fiscal quarter a Tangible Net Worth of not less than the amount by which
(i) the sum of (a) $890,000,000, (b) 50% of Consolidated Net Income after October 31, 2002, and (c) 50% of the proceeds of capital stock of the Company sold by the Company after October 31, 2002 exceeds (ii) the aggregate amount paid by the Company for repurchase of its capital stock at any time after October 31, 2002 (but only to the extent such repurchases do not exceed the Maximum Deductible Amount (as defined below)). As used herein, the term "Maximum Deductible Amount" shall mean an amount equal to (A) the cost of purchases and repurchases by the Company or any of its Subsidiaries of capital stock of the Company made after October 31, 2002 not to exceed, in the aggregate during any one-year period (as measured from November 1 to October 31 of each year) ten percent (10%) of the Tangible Net Worth as of the end of the fiscal year of the Company preceding such one-year period, plus (B) in addition to the purchases and repurchases of capital stock under clause (A), the cost of other purchases or repurchases by the Company or any of its Subsidiaries of capital stock of the Company at any time, not to exceed $35,000,000 in the aggregate after October 31, 2002.

         7.28.4. Mortgage Subsidiaries. The Company and the Borrower shall not permit the ratio of Mortgage Subsidiaries' Liabilities to Mortgage Subsidiaries' Adjusted Shareholders Equity to exceed at the end of any fiscal quarter 15.0 to 1.0.

         7.29. Financial Contracts. No Loan Party will enter into or remain liable upon any Financial Contract, except for Financial Contracts entered into for the purpose of managing interest rate risks associated with other Indebtedness of the Loan Parties and other risks associated with the business of the Loan Parties and not for speculative purposes.

                                  ARTICLE VIII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         8.1. Any representation or warranty made or deemed made by or on behalf of any Loan Party to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

         8.2. (i) Nonpayment of principal of any Loan when due, or (ii) nonpayment of interest upon any Loan or of any fee or other Obligations under any of the Loan Documents within five days after notice (which notice may include a billing statement therefor) that the same is due.

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         8.3. The breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VIII) of any of the terms or provisions of this Agreement or any of the other Loan Documents which is not cured within thirty days after notice thereof given in accordance with
Section 14.1 or after the date on which any Senior Executive becomes aware of the occurrence thereof, whichever first occurs (such grace period to be applicable only in the event such breach can be cured by corrective action of the Loan Parties as determined by the Administrative Agent in its sole discretion).

         8.4. Failure of any Loan Party to pay when due any Indebtedness (other than Permitted Nonrecourse Indebtedness) aggregating in excess of $10,000,000 ("Material Indebtedness"), including without limitation Indebtedness under the Term Loan Agreement; or the default by any Loan Party in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement or agreements under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of any Loan Party shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or any Loan Party shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

         8.5. Any Loan Party shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect,
(ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this Section 8.5 or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.6.

         8.6. Without the application, approval or consent of a Loan Party, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Loan Party or any Substantial Portion of the Property of the Loan Parties, or a proceeding described in Section 8.5(iv) shall be instituted against any Loan Party and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         8.7. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Loan Party which, when taken together with all other Property of the Loan Parties so condemned, seized, appropriated, or taken custody or control of, during the period of four consecutive fiscal quarters ending with the quarter in which any such action occurs, constitutes a Substantial Portion.

         8.8. The Loan Parties shall fail within 30 days to pay, bond or otherwise discharge any one or more judgments or orders for the payment of money (other than in respect of Permitted Nonrecourse Indebtedness) in excess of $10,000,000 in the aggregate, which are not stayed on appeal or otherwise being appropriately contested in good faith.

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         8.9. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event shall occur in connection with any Plan.

         8.10. The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that it has incurred withdrawal liability to such Multiemployer Plan or Multiple Employer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans or Multiple Employer Plan by the Company or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $5,000,000 per annum.

         8.11. The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans and Multiple Employer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans and Multiple Employer Plans for the respective plan years of each such Multiemployer Plan and Multiple Employer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.

         8.12. Any Loan Party shall (i) be the subject of any proceeding or investigation pertaining to the release of any Regulated Substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii) or all such events in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         8.13. Any Change in Control shall occur.

         8.14. Any action shall be taken by a Loan Party to discontinue or to assert the invalidity or unenforceability of any Guaranty Agreement, or any Guarantor shall deny that it has any further liability under any Guaranty Agreement to which it is a party, or shall give notice to such effect.

         8.15. Any Loan Document shall fail to remain in full force and effect unless released by the Lenders.

         8.16. The representations and warranties set forth in Section 6.14.1 ("Plan Assets; Prohibited Transactions") shall at any time not be true and correct.

         The Borrower may cure any Default (other than any failure to pay the Obligations) that relates exclusively to a Designated Guarantor by Conversion of such Designated Guarantor to a Non-Loan Party, to the extent permitted by and subject to and in accordance with the provisions of Section 10.13, provided that such Conversion is completed (except as otherwise provided in Section 10.13(b)) not later than thirty (30) days after the first to occur of (a) such Default or
(b) the day that a Senior Executive of the Company first learned of the Unmatured Default that, with the lapse of time or giving of notice, or both, has ripened or may ripen into such Default.

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                                   ARTICLE IX

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         9.1. Acceleration. If any Default described in Section 8.5 or 8.6 occurs with respect to the Borrower or the Company, the obligations of the Lenders to make Loans hereunder and the obligations of the Lenders to issue, amend or extend any Facility Letter of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the written consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of any Lender to issue, amend or extend any Facility Letter of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and of the Issuing Bank to issue, amend or extend Facility Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 8.5 or 8.6 with respect to the Borrower or the Company) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         9.2. Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders), the Borrower and the Company may enter into agreements for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such agreement or any waiver shall, without the consent of all of the Lenders:

              (i) Extend the final maturity of any Loan (except as provided in Section 2.17) or forgive all or any portion of the principal amount thereof, or reduce the rate (whether by modification of the Pricing Schedule or otherwise) or extend the time for payment of or forgive interest or fees thereon.

              (ii) Reduce, directly or indirectly, the percentage specified in the definition of "Majority Lenders" or "Required Lenders," or change any provision that calls for consent, approval or other action by the Required Lenders, Majority Lenders, all Lenders or any particular affected Lender.

              (iii) Extend the Facility Termination Date (except as provided in Section 2.17), or increase the amount of the Commitment of any Lender hereunder (except as agreed to by such Lender pursuant to the provisions of Section 2.18), or permit the Borrower to assign its rights under this Agreement.

              (iv)     Amend this Section 9.2 or Section 12.1.

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              (v)      Release any Guarantor (except for the release of a
                       Designated Guarantor as provided in Section 10.13).

No amendment of any provision of this Agreement relating to the Administrative Agent or the Swing Line Lender shall be effective without its written consent, and no amendment of any provision of this Agreement relating to any outstanding Facility Letter of Credit issued by any Issuing Bank shall be effective without its written consent. The Administrative Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement.

         9.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance, amendment or extension of a Facility Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or the issuance, amendment or extension of such Facility Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans and the issuance of the Facility Letters of Credit herein contemplated.

         10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Company, Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Company, the Administrative Agent and the Lenders relating to the subject matter thereof (other than the Administrative Agent's Fee Letter).

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         10.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint or joint and several and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger (and, in the case of the provisions of Section 10.6(b), any other Person indemnified by the Borrower thereunder) shall enjoy the benefits of the provisions of Sections 10.6, 10.10 and 11.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its, his or her own behalf and in its, his or her own name to the same extent as if it, he or she were a party to this Agreement.

         10.6. Expenses; Indemnification. (a) The Borrower shall reimburse the Administrative Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and expenses of attorneys for the Administrative Agent and the Arranger and (but only (1) after the occurrence of any Default or (2) with the Borrower's prior approval, which shall not be unreasonably withheld) other advisors and professionals engaged by the Administrative Agent or the Arranger) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including fees and expenses of attorneys for the Administrative Agent, the Arranger and the Lenders), paid or incurred by the Administrative Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents.

              (b) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and expenses of attorneys and other expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 10.6 shall survive the termination of this Agreement.

         10.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall (if the Administrative Agent so requests) be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         10.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

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         10.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower, the Company or any other Loan Party. Neither the Administrative Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower, the Company or any other Loan Party to review or inform the Borrower, the Company or any other Loan Party of any matter in connection with any phase of the Borrower's, the Company's or any other Loan Party's business or operations. The Borrower and the Company agree that neither the Administrative Agent, the Arranger nor any Lender shall have liability to the Borrower, the Company or any other Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower, the Company or any other Loan Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower, the Company and each other Loan Party hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower, the Company or any other Loan Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         10.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 13.4.

         10.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

         10.13. Conversion and Non-Designation of Designated Guarantors. (a) The Borrower may, by written notice to the Administrative Agent, request that a Designated Guarantor be released from its Guaranty Agreement and thereby be converted to a Non-Loan Party (a "Conversion") or that a Wholly-Owned Subsidiary of the Company not be required to be designated as a Designated Guarantor (a "Non-Designation"), on and subject to the following conditions:

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              (i)      No Default or Unmatured Default shall exist (except any
                       Default or Unmatured Default that will be cured as a result of such Conversion or Non-Designation) and no other Default or Unmatured Default will exist as a result of such Conversion or Non-Designation.

              (ii) In the case of a Conversion, the stockholders' equity in such Designated Guarantor and in the case of a Non-Designation, the stockholders' equity in such Wholly-Owned Subsidiary, shall not exceed five percent (5%) of the total consolidated stockholders' equity in all Loan Parties. Determination of such percentages of stockholders' equity shall be made as of the end of the most recent fiscal quarter of the Company for which the financial statements required under Sections 7.1(i) or
                       (ii) (as applicable) are available at the time of such request for Conversion or Non-Designation.

              (iii) The stockholders' equity in all Designated Guarantors that the Borrower requests to be converted into Non-Loan Parties in any period of four consecutive fiscal quarters and in all Wholly-Owned Subsidiaries of the Company that the Borrower requests not to be designated as Designated Guarantors during such four-quarter period shall not in the aggregate exceed ten percent (10%) (or fifteen percent (15%) if and to the extent necessary to permit the Borrower to cure a Default by Conversion of a Designated Guarantor) of the lowest total consolidated stockholders' equity in all Loan Parties at the end of any fiscal quarter during such four-quarter period. Determination of such aggregate amounts of stockholders' equity of such applicable Designated Guarantors or Wholly-Owned Subsidiaries shall be made by adding the amounts of stockholders' equity of each such applicable Designated Guarantor and Wholly-Owned Subsidiary (as determined at the time of request for Conversion of such Designated Guarantor or Non-Designation of such Wholly-Owned Subsidiary in accordance with clause (ii) above).

              (iv) The disposition by the Company of such Designated Guarantor (in the case of a Conversion) or Wholly-Owned Subsidiary (in the case of a Non-Designation) would not have a material effect on the homebuilding business of the other Loan Parties, operationally or otherwise.

              (v) The Borrower shall deliver to the Administrative Agent, together with the Borrower's notice requesting the Conversion of a Designated Guarantor or Non-Designation of a Wholly-Owned Subsidiary, a certificate of the Borrower and the Company, certifying that the conditions set forth in clauses (i) through (iv) above are satisfied with respect to such Conversion or Non-Designation, together with (A) in the case of a Conversion, a Compliance Certificate, as of the end of the most recent fiscal quarter for which financial statements are available, prepared taking into account such Conversion and a projection of the calculations for the Compliance Certificate for the next succeeding fiscal quarter and
                       (B) in any case, such other evidence in support of the satisfaction of such conditions as the Administrative Agent shall request.

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              (vi)     Such Conversion or Non-Designation shall comply with the
                       provisions of Section 10.13(d).

         Upon the Administrative Agent's determination that the foregoing conditions with respect to the Conversion of a Designated Guarantor have been satisfied, the Administrative Agent shall (except as otherwise provided in Section 10.13(b)) promptly (1) execute and deliver, for and on behalf of itself and the Lenders, a release of such Designated Guarantor from its Guaranty Agreement, whereupon such Designated Guarantor shall cease to be a Designated Guarantor and Loan Party and shall be a Non-Loan Party, and (2) give notice to the Lenders of the Conversion of such Designated Guarantor. Upon the Administrative Agent's determination that the foregoing conditions with respect to the Non-Designation of a Wholly-Owned Subsidiary of the Company have been satisfied, the Administrative Agent shall promptly give notice of such Non-Designation to the Borrower and the Lenders.

              (b) Notwithstanding the satisfaction of the conditions for Conversion of a Designated Guarantor pursuant to Section 10.13(a), if requested by the Borrower, the Administrative Agent may elect, in its sole discretion, not to release such Designated Guarantor from its Guaranty, in which event such Designated Guarantor shall remain a Guarantor but shall not constitute a Loan Party hereunder for purposes of compliance with the representations, warranties and covenants contained in this Agreement (including without limitation the covenants contained in Section 7.28) and the provisions of Article VIII. If the Administrative Agent so elects not to release such Designated Guarantor, it shall so notify the Borrower and the Lenders, and the Majority Lenders may at any time direct the Administrative Agent to release such Designated Guarantor from its Guaranty.

              (c) If prior to the release of a Designated Guarantor from its Guaranty, the Borrower determines and certifies to the Administrative Agent that the inclusion of such Designated Guarantor as a Loan Party hereunder for all purposes (including without limitation compliance with the covenants contained in Section 7.28) would not result in a Default or Unmatured Default, the Borrower may request the Administrative Agent to reinstate such Designated Guarantor as a Loan Party hereunder for all purposes. As a condition of any such reinstatement, the Administrative Agent may request the Borrower to deliver to the Administrative Agent evidence in support of the Borrower's certification, including without limitation (i) a Compliance Certificate with respect to the most recent fiscal quarter for which financial statements of the Company are available, reflecting the inclusion of such Designated Guarantor as a Loan Party and evidencing compliance with the covenants hereunder and (ii) a projection of the Compliance Certificate for the next fiscal quarter, also reflecting the inclusion of such Designated Guarantor as a Loan Party and projecting compliance with the covenants hereunder. Upon the Administrative Agent's approval of the Borrower's certification and supporting evidence, the Administrative Agent shall notify the Borrower and the Lenders that such Designated Guarantor has been so reinstated, and from and after the delivery of such notice, such Designated Guarantor shall again be a Loan Party hereunder for all purposes.

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              (d) Notwithstanding anything to the contrary contained herein, (i)
the Conversion of a Guarantor to a Non-Loan Party hereunder shall not be permitted unless at the same time the same "Conversion" occurs under the Term Loan Agreement; (ii) the Non-Designation of a Wholly-Owned Subsidiary hereunder shall not be permitted unless at the same time the same "Non-Designation" occurs under the Term Loan Agreement; (iii) the Administrative Agent shall not make an election under Section 10.13(b) hereof unless such election is made at the same time with respect to the same Designated Guarantor under Section 10.13(b) of the Term Loan Agreement; and (iv) the reinstatement of a Designated Guarantor as a Loan Party under Section 10.13(c) above shall not be permitted unless at the same time the same Designated Guarantor is reinstated under Section 10.13(c) of the Term Loan Agreement.

              (e) At all times after the Borrower has satisfied the conditions of Conversion of a Designated Guarantor as provided in Section 10.13(a) but prior to the release of such Designated Guarantor from its Guaranty, all reports required to be furnished under Section 7.1 hereof or any other provisions of this Agreement shall exclude such Designated Guarantor as a Loan Party hereunder unless and until such Designated Guarantor is reinstated as a Loan Party as provided in Section 10.13(c).

         10.14. Non-Funding Lender. Except for matters described in Section 9.2, a Non-Funding Lender shall not have any voting rights under this Agreement.

         10.15. USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, the Administrative Agent and the Lenders will ask for the Borrower's name, tax identification number, business address, and other information that will allow the Administrative Agent and the Lenders to identify Borrower. The Administrative Agent and the Lenders may also ask to see the Borrower's legal organizational documents or other identifying documents.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         11.1. Appointment; Nature of Relationship. Bank One is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and

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the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of the term "secured party" in the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         11.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties (other than those of good faith and fair dealing) to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent. The Administrative Agent shall exercise the same care in its administration of the Loan Facility as it would exercise in the administration of a loan facility entirely for its own account.

         11.3. General Immunity. Neither the Administrative Agent nor any Agent nor any of the directors, officers, agents or employees of the Administrative Agent or any Agent shall be liable to the Borrower or other Loan Party, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         11.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any Agent nor any of the directors, officers, agents or employees of the Administrative Agent or any Agent shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder or any issuance, amendment or extension of a Facility Letter of Credit hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent; (d) except as otherwise provided in this Article XI, the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower, the Company or any other Loan Party or their respective Subsidiaries. The Administrative Agent shall promptly disclose to the Lenders all information furnished by the Borrower or the Company pursuant to the requirements of this Agreement but shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower or the Company to the Administrative Agent at such time, but that is voluntarily furnished by the Borrower or the Company to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity). Notwithstanding anything to the contrary contained herein, Administrative Agent shall make available promptly after the date of this

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

Agreement to any Lender copies of all Loan Documents in its possession which are requested by such Lender. Administrative Agent shall also furnish to all Lenders promptly copies of any notices of an Unmatured Default or Default issued by Administrative Agent to Borrower and copies of financial statements and compliance certificates required by this Agreement that are received by Administrative Agent from Borrower (and not furnished directly by Borrower to the Lenders).

         11.5. Action on Instructions of Lenders. Except with respect to matters requiring consent or approval of all Lenders or of particular affected Lenders, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or the Majority Lenders to the extent that this Agreement or any other Loan Document provides therefor), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or the Majority Lenders to the extent that this Agreement or any other Loan Document provides therefor). The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata (in their respective Ratable Shares) against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         11.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         11.8. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent, solely in its capacity as such, ratably, in their respective Ratable Shares, (a) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided, however, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

         11.9. Notice of Default. The Administrative Agent shall not be deemed to have actual knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default" or that such notice is delivered pursuant to Section 7.3 hereof. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

         11.10. Rights as a Lender. In the event the Administrative Agent or any Agent is a Lender, the Administrative Agent or such Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent or such Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent or such Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent or such Agent in its individual capacity. The Administrative Agent, any Agent and their respective Affiliates, and each of the other Lenders, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower, the Company or any of its Subsidiaries in which the Borrower, the Company or such Subsidiary is not restricted hereby from engaging with any other Person.

         11.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower or the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.12. Successor Administrative Agent. The Administrative Agent may resign at any time, and shall resign immediately if its Commitment shall at any time be less than $20,000,000, by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, sixty days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time

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

with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower, the Company and the Lenders, a successor Administrative Agent subject to the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower, the Company and the Lenders, a successor Administrative Agent subject to the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted (i) the appointment and (ii) unless the successor Administrative Agent is an Affiliate of the prior Administrative Agent, an assignment of the Swing Line Commitment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents, except for liabilities accrued, or arising from its acts or omissions prior to, such resignation or removal. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article XI shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 11.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

         11.13. Administrative Agent's Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Borrower and the Administrative Agent pursuant to the Administrative Agent's Fee Letter or as otherwise agreed by them from time to time.

         11.14. Delegation to Affiliates. The Borrower, the Company and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles X and XI.

         11.15. Agents' Responsibilities and Duties. None of the Agents shall have any responsibilities hereunder in its capacity as an Agent. Without limiting the foregoing, none of the Agents shall have or be deemed to have a fiduciary relationship with the Borrower or any Lender.

                                   ARTICLE XII

                            SETOFF; RATABLE PAYMENTS

         12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower or the Company becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower or the Company may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         12.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5 or payments made in respect of Competitive Bid Loans or Swing Line Advances in accordance with Section 2.10(b)) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Ratable Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Ratable Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Company and the Lenders and their respective successors and assigns, except that
(a) neither the Borrower nor the Company shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 13.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower, the Company or the Administrative Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the

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

owner thereof for all purposes hereof unless and until such Person complies with
Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

         13.2. Participations.

         13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell
(i) to any Person participating interests in any Competitive Bid Loan held by such Lender, and (ii) to a Qualified Bank ("Participant") participating interests in any Ratable Loan owing to such Lender, any Ratable Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. The consent of the Borrower and the Administrative Agent shall be required prior to a sale of a participating interest described in clause (ii) above becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents shall not be unreasonably withheld. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date (except as provided in Section 2.17), postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any Guarantor (except for a release of a Designated Guarantor as provided in Section 10.13) of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

         13.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff

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

provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

         13.3. Assignments.

         13.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law (and, in the case of any assignment of the Swing Line Commitment, in compliance with Section 13.3.3), at any time assign to a Qualified Bank ("Purchaser") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit M or in such other form as may be agreed to by the parties thereto. Except as otherwise hereinafter provided, the consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Unless each of the Administrative Agent and the Borrower otherwise consents (except that, if a Default has occurred and is continuing, the consent of the Borrower shall not be required, including with respect to clause (b) below), (a) each such assignment (other than an assignment of a Competitive Bid Loan) shall be in an amount not less than $5,000,000 and in integral multiples of $1,000,000, and (b), except as otherwise hereinafter provided, no assignment shall be made that would reduce the Commitment of a Lender and its Affiliates (in the aggregate) to an amount less than the greater of (i) $10,000,000 or (ii) fifty percent (50%) of such Lender's Commitment as of the date of this Agreement or as of any later date on which it first became a Lender hereunder (or, in the case of this clause (ii), such lesser amount to which the Borrower may, in its sole discretion, agree in writing). Notwithstanding the foregoing, if the Obligations shall become due and payable, whether at maturity or by acceleration or otherwise, or any payment of principal or interest hereunder shall not be paid within 45 days after such payment shall be due, any Lender may assign all or (subject to the Administrative Agent's consent to any assignment that does not comply with the limitations contained in clause (a) above) any part of its rights and obligations under the Loan Documents to any Person (other than the Borrower, the Company or any Affiliate of the Borrower or of the Company) without consent by the Borrower or the Administrative Agent. Any consents of the Borrower or the Administrative Agent under this Section 13.3.1 shall not be unreasonably withheld or delayed.

         13.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit M (a "Notice of Assignment"), together with any consents required by
Section 13.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Loan Party, the Lenders or the Administrative

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

Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. Such transferor Lender shall continue to be entitled to the benefit of Sections 3.1, 3.2, 3.4, 3.5, 4.9 and 10.6(b) (to the extent such Lender's entitlement to such benefit arose out of its position as a Lender prior to the applicable assignment).

         13.3.3. Swing Line Commitment. The Swing Line Commitment may be assigned only to an Affiliate of the Administrative Agent or to a successor Administrative Agent.

         13.4. Dissemination of Information. The Borrower and the Company authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower, the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees in writing to be bound by Section 10.11 of this Agreement.

         13.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).

                                   ARTICLE XIV

                                     NOTICES

         14.1. Notices. Except as otherwise permitted by Section 2.12, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Company or the Administrative Agent, at the address(es) or facsimile number(s) set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire delivered to the Administrative Agent or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent or Swing Line Lender under
Article II or an Issuing Bank or the Administrative Agent under Article IV shall not be effective until received.

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

         14.2. Change of Address. The Borrower, the Company, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XVI

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         16.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         16.2. CONSENT TO JURISDICTION. THE BORROWER AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND THE BORROWER AND THE COMPANY HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER, THE COMPANY OR ANY OTHER LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         16.3. WAIVER OF JURY TRIAL. THE BORROWER, THE COMPANY AND THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                BORROWER:

                                FIRST HUNTINGDON FINANCE CORP.

                                By:
                                    -----------------------------------------
                                    Joel H. Rassman, Executive Vice President
                                    and Chief Financial Officer

                                COMPANY:

                                TOLL BROTHERS, INC.

                                By:
                                    -----------------------------------------
                                    Joel H. Rassman, Executive Vice President
                                    and Chief Financial Officer

                                Addresses for the Borrower and the Company:

                                Toll Brothers, Inc.
                                3103 Philmont Avenue
                                Huntingdon Valley, PA  19006
                                Attention: Joel Rassman
                                Telecopy: 215/938-8010

                            with copies to:

                                Toll Brothers, Inc.
                                3103 Philmont Avenue
                                Huntingdon Valley, PA  19006
                                Attention: Robert Toll
                                Telecopy: 215/938-8010

                            and

                                Toll Brothers, Inc.
                                3103 Philmont Avenue
                                Huntingdon Valley, PA  19006
                                Attention: Ken Gary
                                Telecopy: 215/938-8255


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





                            and

                                Ballard Spahr Andrews & Ingersoll, LLP
                                1735 Market Street
                                51st Floor
                                Philadelphia, PA  19103-7599
                                Attention: Richard Braemer
                                Telecopy: 215/864-8999


                                BANK ONE, NA
                                Individually and as Administrative Agent

                                By:
                                   --------------------------------------
                                Name:
                                     ------------------------------------
                                Title:
                                      -----------------------------------

                                Bank One, NA
                                131 South Dearborn Street
                                Mail Suite IL1-0135
                                Chicago, Illinois 60670
                                Attention: Patt Schiewitz
                                Telecopy: (312) 325-3122

                                PRICING SCHEDULE



--------------------- ------------------ ------------------- ------------------- ------------------ ------------------
                      LEVEL I            LEVEL II            LEVEL III           LEVEL IV           LEVEL V
--------------------- ------------------ ------------------- ------------------- ------------------ ------------------
RATINGS               BBB+/Baa1 or       BBB/Baa2            BBB-/Baa3           BB+/Ba1            BB/Ba2 or lower
                      higher
--------------------- ------------------ ------------------- ------------------- ------------------ ------------------
LEVERAGE RATIO        Less than or       Greater than 0.35   Greater than 0.65   Greater than       Greater than
                      equal to 0.35      and less than or    and less than or    1.35 and less      1.75
                                         equal to 0.65       equal to  1.35      than or equal to
                                                                                 1.75
--------------------- ------------------ ------------------- ------------------- ------------------ ------------------
APPLICABLE            0.55%              0.625%              0.70%               0.90%              1.20%
EURODOLLAR RATE
MARGIN
--------------------- ------------------ ------------------- ------------------- ------------------ ------------------
APPLICABLE CD RATE    0.675%             0.75%               0.825%              1.025%             1.325%
MARGIN
--------------------- ------------------ ------------------- ------------------- ------------------ ------------------
FACILITY FEE          0.15%              0.175 %             0.20%               0.25%              0.30%
--------------------- ------------------ ------------------- ------------------- ------------------ ------------------

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Company delivered pursuant to Section 6.4 or Section 7.1(i) or (ii).

         "Level" means the level (whether I, II, III, IV or V) in the foregoing table that corresponds to an applicable item in any other column in the foregoing table. By way of illustration, the Rating Level of Level IV is BB+/Ba1. For purposes of comparing Levels, Level I is referred to as the lowest Level and Level V as the highest Level.

         "Pricing Level" means, with respect to the Applicable Eurodollar Rate Margin, Applicable CD Rate Margin and Applicable Fee Rate at any date, the Level in the foregoing table that corresponds to the lower of (a) the then current Level of the Rating and (b) the then current Level of the Leverage Ratio, unless
(i) the Level of the Leverage Ratio and the Level of the Rating differ by two or more Levels, in which event the Pricing Level shall be one Level lower than the higher of such two Levels or (ii) the Company has no Qualified Rating from a Qualified Rating Agency, in which event the Pricing Level shall be one Level higher than the Level of the Leverage Ratio.

         The Applicable Eurodollar Rate Margin, Applicable CD Rate Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the then current Pricing Level. Adjustments, if any, to the Applicable Eurodollar Rate Margin, Applicable Fixed CD Rate Margin and Applicable Fee Rate resulting from a change in the Leverage Ratio shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 7.1, then, until five days after such Financials are so delivered, the Applicable Eurodollar Rate Margin, Applicable CD Rate Margin and Applicable Fee Rate shall be at the Level of the Rating or, if the Company has no Qualified Rating from a Qualified Rating Agency, at the highest Pricing Level set forth in the foregoing table. If the annual Financial

Statements at any time delivered pursuant to Section 7.1(i) result in a Pricing Level that is higher than the Pricing Level that was in effect at any time on or after the first day of the third calendar month (the "Adjustment Date") following the fiscal year to which such Financial Statements apply, there shall be a retroactive adjustment of the Pricing Level to the Adjustment Date such that all interest and fees determined hereunder from and after the Adjustment Date shall be determined as if such higher Pricing Level were in effect on the Adjustment Date. To the extent that the Borrower has theretofore made any payments of interest or fees with respect to the period from and after such Adjustment Date, the Borrower will pay to the Administrative Agent for the account of the Lenders, within ten (10) days of request therefor, an amount equal to the amount by which (A) the amount of interest and fees that would have been payable hereunder, on any date on which payments were made hereunder on or after the Adjustment Date and on or before the date of such request, had such payments been based upon the higher Pricing Level exceed (B) the interest and fees actually paid on any such date. Interest and fees payable hereunder after such request shall be based upon the adjusted Pricing Level. The Rating in effect on any date for the purposes of this Pricing Schedule is that in effect at the close of business on such date.

                                    EXHIBIT A

                                  FORM OF NOTE

                             (Competitive Bid Loans)

                                                             _____________, 200_

         First Huntingdon Finance Corp., a Delaware corporation (the "Borrower"), promises to pay, on or before the Facility Termination Date, to the order of _________________________ (the "Lender") the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement hereinafter referred to (as the same may be amended or modified, the "Agreement"), in lawful money of the United States in immediately available funds at the main office of Bank One, NA, as Administrative Agent, in Chicago, Illinois, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan and the date and amount of each principal payment hereunder. The failure of the Lender to so record or any error therein shall not in any manner affect the obligation of the Borrower to repay its obligations hereunder.

         This Note (Competitive Bid Loans) is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 15, 2004, among the Borrower, Toll Brothers, Inc., Bank One, NA, individually and as Administrative Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                FIRST HUNTINGDON FINANCE CORP.

                                By:
                                   ----------------------------------------
                                Title:
                                      -------------------------------------

                                    EXHIBIT E

                                      NOTE

                                 (Ratable Loans)

$______________                                                ___________, 200_

         First Huntingdon Finance Corp., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the lesser of the principal sum of ______________________________ Dollars or the aggregate unpaid principal amount of all Ratable Loans made by the Lender to the Borrower pursuant to
Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Ratable Loan and the date and amount of each principal payment hereunder. The failure of the Lender to so record or any error therein shall not in any manner affect the obligation of the Borrower to repay its obligations hereunder.

         This Note (Ratable Loans) is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 15, 2004 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, Toll Brothers, Inc., the lenders party thereto, including the Lender, and Bank One, NA, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein have the meanings attributed to them in the Agreement.

                                FIRST HUNTINGDON FINANCE CORP.


                                By:
                                   ----------------------------------------

                                Print Name:
                                           --------------------------------

                                Title:
                                      -------------------------------------

                                    EXHIBIT F

                                      NOTE

                               (Swing Line Loans)

$50,000,000                                                    ___________, 200_

         First Huntingdon Finance Corp., a Delaware corporation (the "Borrower"), promises to pay to the order of Bank One, NA (the "Swing Line Lender") the lesser of the principal sum of Fifty Million Dollars ($50,000,000) or the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to Section 2.19 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of each Swing Line Loan in full on the first to occur of (a) the third Business Day following the making of such Swing Line Loan and (b) the Facility Termination Date.

         This Note (Swing Line Loans) is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 15, 2004 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, Toll Brothers, Inc., the lenders party thereto, including the Swing Line Lender, and Bank One, NA, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein have the meanings attributed to them in the Agreement.

                                FIRST HUNTINGDON FINANCE CORP.


                                By:
                                   ----------------------------------------

                                Print Name:
                                           --------------------------------

                                Title:
                                      -------------------------------------

                                    EXHIBIT J

                                    GUARANTY

         This GUARANTY ("Guaranty") is made as of the 15th day of July, 2004, by the undersigned (the "Guarantors"), in favor of the "Lenders" under that certain Credit Agreement dated July 15, 2004, among First Huntingdon Finance Corp., Toll Brothers, Inc., the Lenders from time to time parties thereto and Bank One, NA, in its capacity as Administrative Agent. Such Credit Agreement, as it may be amended, modified or supplemented from time to time, is hereinafter referred to as the "Credit Agreement." Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         1. Guaranty. (i) For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrower by the Lenders, the Guarantors unconditionally, jointly and severally guarantee for the benefit of each of the Lenders the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy).

         (ii) At any time after the occurrence and during the continuance of a Default, the Guarantors shall pay to the Administrative Agent, for the benefit of the Lenders, on written demand and in immediately available funds, the full amount of the Obligations then due. The Guarantors further agree to pay to the Administrative Agent and reimburse the Administrative Agent for, on demand and in immediately available funds, (a) all fees, costs and expenses (including, without limitation, all court costs and attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Administrative Agent or any of the Lenders in: (1) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any one or more of the Guarantors relating to this Guaranty; (2) taking any action with respect to any security or collateral securing any of the Guarantors' obligations hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or their respective rights hereunder (all such costs and expenses are hereinafter referred to as the "Expenses"). The Guarantors hereby agree that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

         2. Obligations Unconditional. Subject to Sections 11 and 12, the Guarantors hereby agree that their obligations under this Guaranty shall be unconditional, irrespective of: (i) the validity, enforceability, avoidance, novation or subordination of any of the Obligations or any of the Loan Documents; (ii) the absence of any attempt by, or on behalf of, any Lender or the Administrative Agent to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the Borrower, any other guarantor of the Obligations or any other Person; (iii) the election of any remedy by, or on behalf of, any Lender or the Administrative Agent with respect to all or any part of the Obligations; (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Lender or the

Administrative Agent with respect to any provision of any of the Loan Documents;
(v) the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lenders or the Administrative Agent for repayment of all or any part of the Obligations or any Expenses; or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or any one or more of the Guarantors.

         3. Enforcement; Application of Payments. Upon the occurrence and during the continuance of a Default, the Administrative Agent may proceed directly and at once, without notice, against any one or more of the Guarantors to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations then due, without first proceeding against the Borrower, any other Guarantor or any other Person, or against any security or collateral for the Obligations. Subject only to the terms and provisions of the Credit Agreement, the Administrative Agent shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantors, the Borrower or from any other Person on account of the Obligations or any other liability of the Guarantors to any Lender.

         4. Waivers. (a) The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, and all other demands whatsoever (and shall not require that the same be made on the Borrower as a condition precedent to the Guarantors' obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Obligations and any other obligations contained herein. The Guarantors further waive all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waive all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of all or any part of the Obligations.

         (b) The Guarantors understand that they shall be liable for the full amount of their liability under this Guaranty, notwithstanding the occurrence of any event impairing the rights of the Guarantors, the Administrative Agent or any of the Lenders to proceed against the Borrower, any other guarantor (including without limitation any Guarantor hereunder) or the Borrower's or such guarantor's property. The Guarantors agree that all of their obligations under this Guaranty (including their obligation to pay in full all indebtedness evidenced by or arising under the Credit Agreement) shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that the Guarantors' rights against the Borrower may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Administrative Agent or any Lender.

         (c) The Lenders, either themselves or acting through the Administrative Agent, are hereby authorized, without notice or demand and without affecting the liability of the Guarantors hereunder, from time to time, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (ii) to accept partial payments on all or any part of the Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Obligations, this Guaranty, or any other guaranties of all or any part of the Obligations or other liabilities of the Borrower, (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; and (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Guaranty, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantors hereunder.

         5. Setoff. At any time when all or any part of the Obligations have become due and payable (by acceleration or otherwise) following the occurrence of a Default, each Lender and the Administrative Agent may, without notice to the Guarantors and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (i) any indebtedness due or to become due from such Lender or the Administrative Agent to any one or more of the Guarantors, and
(ii) any moneys, credits or other property belonging to any one or more of the Guarantors, at any time held by or coming into the possession of such Lender or the Administrative Agent or any of their respective Affiliates.

         6. Financial Information. The Guarantors hereby assume responsibility for keeping themselves informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantors hereby agree that none of the Lenders nor the Administrative Agent shall have any duty to advise the Guarantors of information known to any of them regarding such condition or any such circumstances. In the event any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any one or more of the Guarantors, such Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to any one or more of the Guarantors.

         7. No Marshalling; Reinstatement. The Guarantors consent and agree that none of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall be under any obligation to marshall any assets in favor of the Guarantors or against or in payment of any or all of the Obligations. The Guarantors further agree that, to the extent that the Borrower, any one or more of the Guarantors or any other guarantor of all or any part of the Obligations makes a payment or payments to any Lender or the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, any one or more of the Guarantors, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantors, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

         8. Subrogation. Until the Obligations have been paid in full and the Aggregate Commitment has been terminated, the Guarantors (i) shall have no right of subrogation with respect to such Obligations and (ii) waive any right to enforce any remedy which the Lenders or the Administrative Agent (or any of them) now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Administrative Agent (or any of them) to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to the Lenders.

         9. Subordination. (a) Subordinated Debt. The payment and performance of all indebtedness, fees, expenses, obligations and liabilities of the Borrower (or any other Person for the benefit of Borrower) to the Guarantors whether now existing or hereafter incurred or created, in each case, whether such amounts are due or not due, direct or indirect, absolute or contingent (the "Subordinated Debt") are hereby subordinated to the Obligations and, except as set forth in subparagraphs (b) and (c) of this Section 9 the Guarantors will not accelerate, ask, demand, sue for, take or receive from the Borrower, by setoff or in any other manner, the whole or any part of the Subordinated Debt, including, without limitation, the taking of any negotiable instruments evidencing such amounts, nor any security for any of the Subordinated Debt, unless and until all of the Obligations shall have been fully and indefeasibly paid and satisfied in cash and all financing arrangements among the Borrower, the Administrative Agent and the Lenders shall have been terminated.

         (b) Permitted Payments. Notwithstanding the provisions of subparagraph
(a) of this Section 9, in the absence of a "Default" and provided that the payment described below, if made, would not otherwise give rise to the occurrence of a Default, the Borrower may pay to the Guarantors, and the Guarantors may accept from the Borrower, any and all payments of the Subordinated Debt ("Permitted Payments").

         (c) Enforcement Rights. The Guarantors, prior to the indefeasible payment in full of the Obligations and the termination of all financing arrangements among the Borrower and the Lenders, shall have no right to enforce any claim with respect to the Subordinated Debt, including, without limitation, any Permitted Payment, or otherwise to take any action against the Borrower or the Borrower's Property without the Administrative Agent's prior written approval.

         10. Enforcement; Amendments; Waivers. No delay on the part of any of the Lenders or the Administrative Agent in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Lenders or the Administrative Agent, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any of the Lenders or the Administrative Agent at any time or times hereafter to require strict performance by the Borrower, the Guarantors, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the Administrative Agent or any Lender shall not waive, affect or diminish any right of the Administrative Agent or such Lender at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Administrative Agent or any Lender, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantors, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Default by the Administrative Agent or any Lender shall operate as a waiver of any other Default or the same Default on a future occasion, and no action by the Administrative Agent or any Lender permitted hereunder shall in any way affect or impair the Administrative Agent's or any Lender's rights and remedies or the obligations of the Guarantors under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to any of the Lenders shall be conclusive and binding on the Guarantors irrespective of whether any of the Guarantors was party to the suit or action in which such determination was made.

         11. Limitation on Obligations. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor's "Maximum Liability"). This
Section 11(a) with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 11(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantors hereunder shall not be rendered voidable under applicable law.

         (b) Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Guarantor's obligations hereunder beyond its Maximum Liability.

         (c) In the event any Guarantor (a "Paying Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to
(ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 11(c) shall affect any Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 11(c) are for the benefit of both the Administrative Agent and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

         12. Effectiveness; Termination. This Guaranty shall become effective upon its execution by the Guarantors and shall continue in full force and effect and may not be terminated or otherwise revoked until the Obligations shall have been fully paid (in cash) and discharged and the Credit Agreement and all financing arrangements between the Borrower and the Lenders under the Loan Documents shall have been terminated. If, notwithstanding the foregoing, the Guarantors shall have any right under applicable law to terminate or revoke this Guaranty, the Guarantors agree that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantors, is actually received by the Administrative Agent. Such notice shall not affect the right and power of any of the Lenders or the Administrative Agent to enforce rights arising prior to receipt thereof by the Administrative Agent. If any Lender grants loans or takes other action after any of the Guarantors terminates or revokes its obligations under this Guaranty but before the Administrative Agent receives such written notice, the rights of such Lender with respect thereto shall be the same as if such termination or revocation had not occurred.

         13. Successors and Assigns. This Guaranty shall be binding upon the Guarantors and upon their successors and assigns and shall inure to the benefit of the Lender and the Administrative Agent and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees or debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

         14. CHOICE OF LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15. CONSENT TO JURISDICTION. THE GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE GUARANTORS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GUARANTORS OR ANY OTHER LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         16. WAIVER OF JURY TRIAL. EACH OF THE GUARANTORS AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE GUARANTORS AND THE LENDERS OR THE ADMINISTRATIVE AGENT ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE GUARANTORS OR THE ADMINISTRATIVE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         17. Advice of Counsel. The Guarantors represent and warrant that they have consulted with their legal counsel regarding all waivers under this Guaranty, including without limitation those under Section 4 and Sections 14 through 16 hereof, that they believe that they fully understand all rights that they are waiving and the effect of such waivers, that they assume the risk of any misunderstanding that they may have regarding any of the foregoing, and that they intend that such waivers shall be a material inducement to the Administrative Agent and the Lenders to extend the indebtedness guaranteed hereby.

         18. Notices. All notices and other communications provided to any party hereto shall be in writing or by facsimile and addressed to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. The addresses for notices are as follows:

         if to the Guarantors, at:

             Toll Brothers, Inc.
             3103 Philmont Avenue
             Huntingdon Valley, PA  19006
             Attention: Joel Rassman
             Telecopy: 215/938-8010

         with copies to:

             Toll Brothers, Inc.
             3103 Philmont Avenue
             Huntingdon Valley, PA  19006
             Attention: Robert Toll
             Telecopy: 215/938-8010

         and

             Toll Brothers Inc.
             3103 Philmont Avenue
             Huntingdon Valley, PA  19006
             Attention: Ken Gary
             Telecopy: 215/938-8255

         and

             Ballard Spahr Andrews & Ingersoll, LLP
             1735 Market Street
             51st Floor
             Philadelphia, PA  19103-7599
             Attention: Richard Braemer
             Telecopy: 215/864-8999
         if to the Administrative Agent, at

             Bank One, NA
             131 South Dearborn Street
             Mail Code IL1-0135
             Chicago, Illinois  60670
             Attention: Patt Schiewitz
             Telecopy: 312/325-3122

         19. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         20. Merger. This Guaranty represents the final agreement of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantors and the Administrative Agent or any Lender.

         21. Supplemental Guaranties. Pursuant to Section 7.16 of the Credit Agreement, additional Wholly-Owned Subsidiaries of the Company shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Agent a Supplemental Guaranty in the form of Exhibit A hereto (with blanks appropriately filled in), together with such additional supporting documentation required pursuant to Section 7.16 of the Credit Agreement.

         IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

                                TOLL BROTHERS, INC., a Delaware
                                corporation and each of the other Guarantors listed below

                                By:
                                   -------------------------------------------
                                Joel H. Rassman, Executive Vice President or
                                Vice President of (i) each of the Guarantors
                                which is a corporation or limited liability
                                company; (ii) each corporate general partner of each of the Guarantors which is a general or limited partnership; and (iii) each corporate trustee of each of the Guarantors which is a trust.


                                [ATTACH LIST OF GUARANTORS]

                                   SCHEDULE 1

                             LENDERS AND COMMITMENTS
                             -----------------------



Lender                                                 Commitment
------                                                 ----------

Bank One, NA                                          $90,000,000
Bank of America, N.A.                                  90,000,000
The Royal Bank of Scotland plc                         90,000,000
Wachovia Bank, N.A.                                    90,000,000
BNP Paribas                                            75,000,000
CALYON New York Branch                                 75,000,000
Comerica Bank                                          75,000,000
Citicorp North America, Inc.                           50,000,000
Mizuho Corporate Bank, Ltd.                            50,000,000
SunTrust Bank                                          50,000,000
Washington Mutual Bank, FA                             50,000,000
PNC Bank, National Association                         35,000,000
Commerce Bank, N.A.                                    25,000,000
Fifth Third Bank                                       25,000,000
HSBC Bank USA, N.A.                                    25,000,000
Manufacturers and Traders Trust Company                25,000,000
The Norinchukin Bank, New York Branch                  25,000,000
Wells Fargo Bank, National Association                 25,000,000
Guaranty Bank                                          20,000,000
Mellon Bank, N.A.                                      20,000,000
Cathay United Bank, Ltd.                               15,000,000
KBC Bank NV                                            15,000,000
Bank of Communications, New York Branch                10,000,000
                                                      -----------

TOTAL                                              $1,050,000,000
                                                   ==============

                                       1